AMENDED AND RESTATED CREDIT AGREEMENT

Dated effective as of October 3, 2011

among

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and a Bank;

and

OTHER FINANCIAL INSTITUTIONS AND BANKS,
as Banks;

and

ENERJEX RESOURCES, INC.,

ENERJEX KANSAS, INC. (f/k/a MIDWEST ENERGY, INC.),

DD ENERGY, INC.,

WORKING INTEREST, LLC

and

BLACK SABLE ENERGY, LLC,
collectively, as Borrowers

SENIOR SECURED REDUCING REVOLVING LINE OF CREDIT
OF UP TO $50,000,000

i

5.04	Binding Effect	43
5.05	Financial Statements; No Material Adverse Effect	44
5.06	Litigation	44
5.07	No Default	44
5.08	Title; Liens; Priority of Liens	44
5.09	Environmental Compliance	45
5.10	Insurance	45
5.11	Taxes	45
5.12	ERISA Compliance	45
5.13	Subsidiaries	46
5.14	Disclosure	46
5.15	Compliance with Laws	46
5.16	Suspended Revenues	46
5.17	Tax Shelter Regulations	47
5.18	Oil and Gas Leases	47
5.19	Oil and Gas Contracts	47
5.20	Producing Wells	47
5.21	Purchasers of Production	47
5.22	Swap Contracts	48
5.23	Solvency and Insurance	48
5.24	Material Agreements; Debt Instruments	48

ARTICLE VI AFFIRMATIVE COVENANTS		49
6.01	Financial Statements	49
6.02	Certificates; Other Information	49
6.03	Notices.	50
6.04	Payment of Obligations	51
6.05	Preservation of Existence, Etc.	51
6.06	Maintenance of Properties	51
6.07	Maintenance of Insurance	51
6.08	Compliance with Laws	51
6.09	Books and Records	52
6.10	Inspection Rights	52
6.11	Use of Proceeds	52
6.12	Accounts	52
6.13	Additional Borrowers and New Guarantors	52
6.14	Collateral Records	53
6.15	Security Interests	53
6.16	Title Defects	53
6.17	Maintenance of Tangible Property	53
6.18	Inspection of Tangible Assets/Right of Audit	54
6.19	Leases	54
6.20	Operation of Borrowing Base Oil and Gas Properties	54
6.21	Change of Purchasers of Production	54
6.22	Hedging	55
6.23	Title and Liens	55
6.24	Material Agreements	55

6.25	Production Reports	55
6.26	Post-Closing Hedge Requirement	56

ARTICLE VII NEGATIVE COVENANTS		56
7.01	Liens	56
7.02	Investments; Acquisitions	57
7.03	Indebtedness	58
7.04	Fundamental Changes	58
7.05	Dispositions	58
7.06	Restricted Payments	59
7.07	Change in Nature of Business; Material Agreements	59
7.08	Transactions with Affiliates	59
7.09	Margin Regulations	60
7.10	Pooling or Unitization	60
7.11	Hedging	60
7.12	Financial Covenants	60
7.13	Agreements Restricting Liens.	61
7.14	Compliance with ERISA.	61

ARTICLE VIII THE AGENTS		62
8.01	Authorization and Action	62
8.02	Administrative Agent’s Reliance, Etc	63
8.03	Administrative Agent and its Affiliates	63
8.04	Bank Credit Decision	63
8.05	Administrative Agent Indemnity	64
8.06	Successor Agents	64
8.07	Notice of Default	65

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		65
9.01	Events of Default	65
9.02	Remedies Upon Event of Default	67
9.03	Application of Funds	68

ARTICLE X MISCELLANEOUS		68
10.01	Amendments, Etc	68
10.02	Notices and Other Communications; Facsimile Copies	69
10.03	No Waiver; Cumulative Remedies	70
10.04	Attorney Costs and Expenses	70
10.05	Indemnification by Borrowers	71
10.06	Payments Set Aside	71
10.07	Successors and Assigns; Participation; Purchasing Banks.	71
10.08	Set-off	75
10.09	Interest Rate Limitation	75
10.10	Counterparts	75
10.11	INTEGRATION; FINAL AGREEMENT	75
10.12	Survival of Representations and Warranties	76
10.13	Severability	76

10.14	Governing Law; Submission to Jurisdiction	76
10.15	DISPUTE RESOLUTION; WAIVER OF JURY TRIAL; CLASS ACTION WAIVER; ARBITRATION; RELIANCE; DAMAGES	76
10.16	USA Patriot Act Notice	79
10.17	Time of the Essence	79
10.18	Amendments or Modifications	79
10.19	Amendment and Restatement	81
10.20	Controlling Provision Upon Conflict	81

SCHEDULES

1.01	Commitment Amounts and Aggregate Commitment Amount
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries
5.19	Oil and Gas Contracts
5.21	Purchasers of Production
5.22	Swap Contracts
5.24	Material Agreements; Debt Instruments
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Addresses for Notices
10.07	Commitment Transfer Supplement

EXHIBITS

A	Borrowing Base Oil and Gas Properties
B	Form of Request for Credit Extension
C	Form of Note
D	Form of Compliance Certificate
E	List of Collateral Documents
F	Form of Guaranty
G	Form of Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of October 3, 2011 among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”),  DD ENERGY, INC., a Nevada corporation (“DD Energy”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”) and BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”) (together with Subsidiaries of any such party that hereafter execute and deliver a Joinder Agreement, collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent  (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to this Credit Agreement (the “Banks,” such term to include all undersigned Banks and all other financial institutions which subsequently become parties to this Agreement in accordance with Section 10.07 hereof).

WHEREAS, Parent, EnerJex Kansas and DD Energy, as borrowers, and Texas Capital Bank, N.A., as administrative agent and a lender, previously entered into the Existing Loan Agreement (as defined below).

WHEREAS, Borrowers have requested that Administrative Agent and the Banks amend, restate and rearrange the Existing Loan Agreement and provide a reducing revolving credit facility, and Administrative Agent and the Banks are willing to do so on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01           Defined Terms.  As used in this Agreement, the following terms shall have the meanings set out below:

“Administrative Agent” has the meaning specified in the preamble.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote more than 25% of the securities having ordinary voting power for the election of the Governing Body of such Person.

“Aggregate Commitment Amount” means the lesser of: (a) the Borrowing Base in effect from time to time, or (b) the amount stated as the Aggregate Commitment Amount on Schedule 1.01 attached hereto, as the same may be amended from time to time as provided in this Agreement.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means the applicable Eurodollar Margin or Base Rate Margin provided for in the Margin/Fee Table.

“Approved Counterparty” means (i) BP Corporation North America Inc. and (ii) any other swap counterparty under a Permitted Swap Contract, to the extent (x) such Permitted Swap Contract satisfies the requirements hereof and (y) such swap counterparty enters into an Intercreditor Agreement with, and in form and content satisfactory to, Administrative Agent.

“Approved Counterparty Swap Obligations” means the obligations owed by Borrowers or any of their Subsidiaries to any Approved Counterparty pursuant to a Permitted Swap Contract.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Available Amount” means, when determined, with respect to the Commitments, the difference of (a) the Aggregate Commitment Amount and (b) the Aggregate Outstanding Credit Exposure.

“Availability Period” means the period from and including the Closing Date to the Commitment Termination Date.

“Bank Parties” means the L/C Issuer, the Banks and the Administrative Agent.

“Banks” has the meaning specified in the preamble.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its “prime rate.”  The “prime rate” is a rate set by Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  In the event that Administrative Agent at any time does not publish a prime rate for any reason, Administrative Agent will choose a substitute prime rate, for purposes of calculating the interest rate applicable hereunder.  Any change in such rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan(s)” means Loans advanced or converted to Loans based on the Base Rate and Base Rate Margin.

“Base Rate Margin” means the incremental rate of interest specified in the Margin/Fee Table.

“Borrowers” has the meaning specified in the preamble.

“Borrowing Base” means the maximum amount of Loans that may be supported by the Borrowing Base Oil and Gas Properties, as determined by Administrative Agent and approved by the Banks or the Required Banks, as the case may be, in accordance with Section 2.04 of this Agreement.

“Borrowing Base Oil and Gas Properties” means those Oil and Gas Properties of the Loan Parties that are described in any Reserve Report submitted to the Administrative Agent by Borrowers, together with  (a) those Oil and Gas Properties of the Loan Parties that are described in Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time, and (b) any other Oil and Gas Properties of the Loan Parties that are described in and covered by (or that the Administrative Agent and Loan Parties have attempted to describe in) any of the Collateral Documents, whether or not such Oil and Gas Properties are described in Exhibit A attached hereto.  Any reference to Exhibit A attached hereto shall be deemed to also refer to any Exhibit A attached to any and all mortgages, deeds of trust, and leasehold mortgages included in the Collateral Documents.

“Borrowing Base Utilization Percentage” means the ratio, expressed as a percentage, of the Aggregate Outstanding Credit Exposure to the Borrowing Base.

“Breakage Costs” means all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Bank may sustain:  (i) if for any reason (other than a default by such Bank or the Administrative Agent) a borrowing of Eurodollar Loans does not occur on a date specified therefor in a Request for Credit Extension; (ii) if any repayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrowers; or (iv) as a consequence of any default by the Borrowers to repay Eurodollar Loans when required by the terms of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Texas and, if such day relates to any Loan based on the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Business Entity” means a company, corporation, limited liability company, general partnership, limited partnership, partnership, joint venture, trust, business association, unincorporated organization, or other entity other than a natural Person, that has been formed and exists to conduct any line of business.

“Cash Collateralize” has the meaning specified in Section 2.03(e).

“Certificate of Formation” means any certificates, articles, or other instruments that are required or permitted to be filed with any designated agency of the jurisdiction in which a Business Entity is formed in order to evidence the legal formation of such Business Entity.

“Change of Control” means either of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of capital stock of any Loan Party having the right to vote for the election of directors of any Loan Party under ordinary circumstances; or (b) Parent ceases to own and control more than 50% of the beneficial ownership associated with the issued and outstanding shares of capital stock of any Loan Party.

“Closing Date” means October 3, 2011.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all regulations thereunder.

“Collateral” shall mean the assets and rights and interests in or to property of Borrowers and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents or the Existing Collateral Documents.

“Collateral Documents” means all agreements, instruments and documents heretofore, now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted or assigned to Administrative Agent, for the benefit of the Banks, in Collateral securing all or part of the Total Obligations each in form and content reasonably satisfactory to Administrative Agent and, including without limitation, those documents described on the attached Exhibit E.

“Commitment” means, as to any Bank, the obligation of such Bank to make Loans and participate in Letters of Credit issued upon the application of the Borrowers pursuant to the terms of this Agreement.

“Commitment Amount” means at any time, for any Bank, the amount set forth opposite such Bank’s name on Schedule 1.01 under the heading “Commitment Amount,” as such amount may be changed as provided in this Agreement.

“Commitment Termination Date” means the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments of the Banks to make Loans and the obligation of Banks to make L/C Credit Extensions pursuant to Section 9.02. and (c) the date all Loans have been prepaid in full in accordance with Section 2.05(a) hereof and the Borrowers have notified the Administrative Agent, in conjunction with the prepayment, that the Borrowers intend by such prepayment to terminate the remainder of the Commitment.

“Commitment Transfer Supplement” means a Commitment Transfer Supplement executed by Administrative Agent, a Purchasing Bank, the transferring Bank and Borrowers, if required by Section 10.07, substantially in the form of Schedule 10.07 and registered with the Administrative Agent pursuant to Section 10.07(d) hereof.

“Compliance Certificate” means the certificate of an authorized officer of the Borrowers submitted to the Administrative Agent from time to time pursuant to this Agreement and attesting to the financial covenants and stating, to such officer’s knowledge, whether or not a Default has occurred and is continuing and, if such an event has occurred, the actions being taken by the Borrowers to remedy such situation and that GAAP has been used in the preparation of the Financial Statements subject to normal year-end audit adjustments and the absence of footnotes, which certificate shall be in the form attached hereto as Exhibit D.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Group” means all members of a controlled group of corporations and all other Business Entities under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Corporate Action” means action taken by the Governing Body of any Business Entity (not just a corporation) in order to authorize such Business Entity pursuant to its Governing Documentation to enter into and become bound by the terms of any particular transaction.

“Corporate Power” means the power and authority of a Business Entity (not just a corporation), under the terms of its Governing Documentation and applicable Law, to enter into, and become bound by, the terms of any particular transaction.

“Credit Extension” means a Loan or an L/C Credit Extension.

“Current Assets” means at any time all assets, that should in accordance with GAAP be classified as current assets on a consolidated balance sheet of Borrowers and their Subsidiaries, but excluding any mark-to-market valuation under Permitted Swap Contracts.

“Current Financial Statements” means the most recent Financial Statements delivered under Sections 6.01(a) or 6.01(b) or prior to delivery of any Financial Statements after the Closing Date, the Financial Statements dated as of and for the period ending June 30, 2011.

“Current Liabilities” means at any time, all liabilities that should in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of Borrowers and their Subsidiaries, but excluding any mark-to-market valuation under Permitted Swap Contracts.

“Debt Instruments” means all instruments and agreements providing for, evidencing, securing or otherwise relating to any Indebtedness of Borrowers or any of their Subsidiaries, and all obligations of Borrowers or any of their Subsidiaries to issuers of surety or appeal bonds issued for account of Borrowers or any such Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means the lesser of (a) an interest rate equal to the Floating Rate for the Loans plus 4.0% per annum and (b) the Maximum Rate.

“Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock dated December 31, 2010 setting forth the rights, preferences, restrictions and other matters relating to Series A Preferred Stock of the Parent.

“Disposition” or “Dispose” means, whether voluntary or involuntary, the sale, transfer, assignment, conveyance, farm-out, forfeiture, license, lease or other disposition (including any sale and leaseback transaction but excluding involuntary condemnations) of any property (whether real or personal property) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“EBITDAX” means without duplication, for any reporting period, (a) Net Income for such period less (b) the amount of any dividends or distributions paid during such period by any Loan Party, including, without limitation, any Restricted Payments made by Parent to its Series A Preferred Stock holders in accordance with Section 7.06, plus (c) to the extent deducted in determining Net Income: (i) Interest Expense, (ii) income taxes, (iii) depreciation, (iv) depletion, (v) amortization, (vi) oil and gas exploration expenses, including dry-hole costs, (vii) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets other than in the ordinary course of business, (viii) any write-up or write-down of assets and (ix) effects arising from the application of FASB Statements 133 and 143.

“Environmental Laws” means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, and the Oil Pollution Act of 1990; (b) any and all environmental statutes of any state in which property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate which liability remains unpaid or undischarged for thirty (30) days.

“Eurodollar Loan(s)” means Loans advanced or converted to Loans based on the Eurodollar Rate and the Eurodollar Margin.

“Eurodollar Margin” means the incremental rate of interest specified in the Margin/Fee Table.

“Eurodollar Rate” means the British Bankers’ Association Interest Settlement Rate per annum for the applicable Interest Period appearing on the display designated as page 3750 (or such other display page that may replace display page 3750 from time to time) on Moneyline Telerate, Inc., formerly known as Telerate (or appropriate successor), on the first day of each Interest Period (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the date of determination of which such quotation was available).

“Existing Collateral Documents” means, collectively, all collateral documents and instruments executed and delivered in connection with the Existing Loan Agreement.

“Event of Default” has the meaning specified in Section 9.01.

“Existing Loan Agreement” means that certain Credit Agreement dated July 3, 2008, as amended heretofore, among Parent, EnerJex Kansas and DD Energy, as borrowers, and Texas Capital Bank, N.A., as administrative agent and a lender.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to a Bank on such day on such transactions.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Statements” means the statements of the financial condition of the indicated Person, on a consolidated basis, as at the point in time and for the period indicated and consisting of at least a balance sheet, income statement and statement of cash flows, and when the foregoing are audited, accompanied by the certification of such Person’s independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding year, except for any inconsistency that results from changes in GAAP from year to year, and when the foregoing are not audited except for normal year-end audit adjustments and the absence of footnotes.

“Floating Rate” means a per annum interest rate determined by reference to the following schedule:

Eurodollar Rate + Eurodollar Margin at Borrower’s option pursuant to Section 2.02, but in no event shall such sum be less than four percent (4.0%),

or

Base Rate + Base Rate Margin at Borrower’s option or by default pursuant to Section 2.02, but in no event shall such sum be less than four percent (4.0%).

“Funded Debt” means, as of any date of determination for Borrowers and their Subsidiaries on a consolidated basis, the sum of all Indebtedness for borrowed money (whether as a direct obligor on a promissory note, a bond, debenture, loan agreement or other similar instruments or a reimbursement obligor on a letter of credit, a guarantor, or otherwise), including under this Agreement and other Permitted Indebtedness described on Schedule 7.03 hereof.

“GAAP” means generally accepted accounting principles in the United States set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Body” means, in the case of a corporation, its board of directors, in the case of a limited liability company, its members or its managers, depending on how the management of such Business Entity is allocated in its Governing Documentation, in the case of a general partnership or joint venture, the partners or the joint venturers thereof, respectively, in the case of a limited partnership, the applicable Governing Body of the general partner thereof, if such general partner is a Business Entity, and in the case of any other Business Entity not specified herein, the designees thereof that, pursuant to the Governing Documentation of such Business Entity, fulfill the responsibilities typically discharged by a board of directors of a corporation.

“Governing Documentation” means, in the case of a corporation, its certification of incorporation, articles of incorporation and bylaws, as amended, in the case of a limited liability company, its Certificate of Formation, its limited liability company agreement, and its operating agreement or regulations (or similar documentation as denominated under the laws of the jurisdiction in which it is formed), in the case of a partnership, joint venture or a limited partnership, the applicable partnership agreement or joint venture agreement, and in the case of any other Business Entity not specifically enumerated herein, the applicable documentation typically utilized in the jurisdiction where such Business Entity has been formed for purposes of initially forming such Business Entity according to the laws of such jurisdiction and thereafter operating and managing such Business Entity.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Subsidiaries of Borrowers, now or hereafter in existence to the extent Administrative Agent does not require any such Subsidiary to execute the Joinder Agreement to be added as a Borrower hereunder.

“Guaranty” means the Guaranty made by any Guarantor in favor of Administrative Agent and for the benefit of the Banks in the form attached hereto as Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HBS” means Husch Blackwell Sanders LLP.

“HBS Contingent Liability Amount” means an amount up to $500,000 for HBS legal fees owed by Borrowers which amount is being contested by Borrowers in good faith as of the Closing Date.

“HBS Liability Amount” means that portion of the HBS Contingent Liability Amount determined to be owed by Borrowers to HBS as a result of an adjudication, arbitration or settlement.

“Hydrocarbons” means crude oil, condensate, natural gas (including coal seam gas), natural gas liquids and other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances.

“Indebtedness” means, as to any Person at a particular time, without duplication (whether contingent or otherwise), all obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities, including all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all indebtedness for borrowed money (whether as a direct obligor on a promissory note, a bond, debenture, loan agreement or other similar instruments or a reimbursement obligor on a letter of credit, a guarantor, or otherwise) of such Person;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           capital leases obligations; and

(g)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be the Swap Termination Value thereof as of such date.  The amount of any capital lease as of any date shall be deemed to be the amount of the capitalized amount thereof that would appear on the balance sheet of such Person prepared in accordance with GAAP as of such date.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Intercreditor Agreement” means (a) that certain Intercreditor Agreement dated September 4, 2008 (as amended by that certain First Amendment thereto dated as of the Closing Date) by and among Administrative Agent, Borrowers and BP Corporation North America Inc. and (b) any other Intercreditor Agreement among Administrative Agent, a Borrower and an Approved Counterparty, executed in connection with Permitted Swap Contracts on terms and conditions satisfactory to Administrative Agent providing for, amongst other things, the sharing of pari passu Liens on the Collateral to secure the Total Obligations, which form of Intercreditor Agreement shall be in form mutually agreeable to Administrative Agent, a Borrower and an Approved Counterparty.

“Interest Expense” means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, the sum of all interest (including cash interest), premium payments, letter of credit fees, debt discount, fees, charges and related expenses of Borrowers and their Subsidiaries which are classified as interest in conformity with GAAP, incurred in connection with any Funded Debt for such period.

“Interest Period” means as to each Loan based on the Eurodollar Rate, the period commencing on the date such Loan is disbursed or continued as a Eurodollar Loan based on the Eurodollar Rate and ending on the date one, two, three or six months thereafter (subject to availability), as selected by Borrowers in their Request for Credit Extension; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means the Joinder Agreement in the form attached hereto as Exhibit G executed pursuant to Administrative Agent’s request that a newly-created Subsidiary of any Borrower join this Agreement as a Borrower.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made; provided that, if a Base Rate Loan is available and is made to reimburse such draw on any Letter of Credit, then such drawing shall not constitute a L/C Advance from and after the making of the Base Rate Loan.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Texas Capital Bank, NA as the issuer of the Letters of Credit under this Agreement.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn available amount of all outstanding Letters of Credit plus the aggregate of all L/C Advances.

“Leases” means all oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Oil and Gas Properties.

“Lending Office” means the office or offices of the Administrative Agent and the Banks described as such on Schedule 10.02, or such other office or offices as the Administrative Agent may from time to time notify Borrower and the Banks.

“Letter of Credit” means, individually, any standby letter of credit issued or deemed issued under Section 2.03 of this Agreement and “Letters of Credit” means all such letters of credit, collectively.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the earlier of: (a) the requested date of expiration under a Letter of Credit Application and (b) the later of (ii) the Commitment Termination Date or (ii) to the extent the Letter of Credit is required to be Cash Collateralized under Section 2.03(e) at the Commitment Termination Date, the date that is twelve (12) months after the Commitment Termination Date.

“Letter of Credit Limit” means with regard to the Letters of Credit issued under Section 2.03, an amount equal to $750,000.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means an extension of credit under Section 2.01 in the form of a revolving loan.

“Loan Documents” means this Agreement, each Note, the Intercreditor Agreement, each Collateral Document, and each Guaranty and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith, as any of the foregoing may be amended, restated, modified, renewed, extended or supplemented from time to time.

“Loan Excess” means, at any point in time, the amount, if any, by which (i) the outstanding balance on the Aggregate Outstanding Credit Exposure exceeds the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount then in effect, or (ii) the outstanding balance of L/C Obligations exceeds the Letter of Credit Limit.

“Loan Parties” means, collectively, each Borrower, each Guarantor and each Subsidiary of a Borrower executing a Loan Document.

“Margin/Fee Table” means the following table:

	Borrowing Base	Applicable Margin
	Utilization Percentage	Eurodollar Margin	Base Rate Margin	Commitment Fee	L/C Fee
Level 1	> 75%	3.000%	0.750%	0.500%	2.750%
Level 2	> 50% ≤ 75%	2.750%	0.500%	0.500%	2.750%
Level 3	> 25% ≤ 50%	2.500%	0.000%	0.500%	2.750%
Level 4	≤ 25%	2.250%	0.000%	0.500%	2.750%

“Marketable Title” means good and marketable title, free and clear of all Liens other than Permitted Liens.

“Material Adverse Change” means any change in the business, property, condition (financial or otherwise) or results of operations, or reasonably foreseeable prospects of Borrowers considered as a whole, which has a Material Adverse Effect.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), condition (financial or otherwise) or reasonably foreseeable prospects of Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse change in, or a material adverse effect upon, any one or more Borrowing Base Oil and Gas Properties or any portion of other Collateral that in either case materially impairs the ability of the Loan Parties to perform their obligations under any Loan Document.

“Material Agreements” means all Operating Agreements; Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm in agreements; exploration agreements; unitization agreements; joint venture, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easements; pooling agreements; surface leases, permits, rights-of-way, servitudes, or other agreements; in each case, including any of the foregoing that relate or affect the ownership, use or operation of the Borrowing Base Oil and Gas Properties.

“Maturity Date” means October 3, 2015.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Monthly Borrowing Base Reduction” means the amount by which the Borrowing Base shall be reduced as of the first day of each calendar month pursuant to Section 2.04.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for any period, without duplication, the net income (or loss) of the Loan Parties on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:  (i) the net income of any Person for such period in which the Borrowers have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Loan Parties in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Loan Parties; (ii) any extraordinary or non-recurring gains or losses for such period (including gains or losses arising from the sale, exchange, retirement or other disposition of capital assets not in the ordinary course of business), (iii) effects arising from the application of FASB Statements 133 and 143, (iv) the cumulative effect of a change in GAAP, (v) any gains or losses for such period attributable to write-ups or write downs of assets, and (vi) income or loss of any Person for such period accrued prior to the date it becomes a Subsidiary of any Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries or the date that such Person’s assets are acquired by any Borrower or any of their Subsidiaries, provided further that nothing herein shall be construed to permit Borrowers to enter any transactions not permitted under this Agreement.

“Note” and “Notes” means, individually, a promissory note issued by Borrowers payable to the order of a Bank evidencing the Credit Extensions made by that Bank pursuant to this Agreement and being substantially in the form of the note attached as Exhibit C hereto, together with any and all further renewals, extensions for any period, increases or rearrangements thereof, and means, collectively, all of such Notes.

“Obligations” means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Oil and Gas Properties” means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

“Operating Agreement” means (a) any (joint) operating agreements covering or relating to any one or more of the Borrowing Base Oil and Gas Properties and (b) any subsequently executed (joint) operating agreement covering or relating to any one or more of the Borrowing Base Oil and Gas Properties that is executed after the date hereof by Borrowers or any other Loan Party in the ordinary course of business.

“Outstanding Credit Exposure” means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Percentage Share of the L/C Obligations.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrowers or any ERISA Affiliate or to which Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Share” means, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be such Bank’s Commitment Amount, and the denominator of which shall be the Aggregate Commitment Amount stated on Schedule 1.01 attached hereto.

“Permitted Indebtedness” means the Indebtedness described in Section 7.03(a) through (e).

“Permitted Liens” means Liens permitted under Section 7.01.

“Permitted Swap Contracts” means Swap Contracts permitted under Section 6.22.

“Person” means any individual, trustee, bank, firm, Governmental Authority or Business Entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Reserves” means Proved Reserves as defined in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Purchasing Bank” shall have the meaning assigned to that term in Section 10.07 hereof.

“PW9” means the present worth of future net income, discounted to present value at the simple interest rate of nine percent (9%) per year.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Request for Credit Extension” means the written or verbal (confirmed in writing within one (1) Business Day) request by the Borrowers to the Administrative Agent for an advance by the Banks pursuant to this Agreement, which Request for Credit Extension shall be in substantially the form attached hereto as Exhibit B signed by an authorized officer of the Borrowers and which shall include a statement of the amount requested to be advanced, the date of the requested advance and such other information as the Administrative Agent in its reasonable discretion deems necessary.

“Required Banks” means, at any time, Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment Amount or, if the Aggregate Commitment Amount has been terminated, Banks having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Credit Exposure; provided, that, in each case, the Commitment of any Bank in default hereunder shall be excluded from the calculation hereof.

“Required Number” means: in the case of notices hereunder (i) relative to borrowings, prepayments, elections of Eurodollar Loans, selections of Interest Periods for, or other transactions in respect of, Eurodollar Loans: by 10:00 a.m., Houston, Texas time on the third Business Day prior to the proposed activity; or (ii) relative to all transactions in respect of Base Rate Loans: the same Business Day by 11:00 a.m., Houston, Texas time; it being understood, however, that in the case of notices involving transactions in respect of more than one type of Loan (such as a change in type of Loan), “Required Number” means that number of days, as indicated above in respect of the Loans involved, which would constitute the longest applicable period of time.

“Reserve Report” means a report prepared by Borrowers’ engineer (which may be an internal engineer or an external engineer or firm of engineers selected by Borrowers), or an independent petroleum engineer or firm of engineers satisfactory to Administrative Agent in its reasonable discretion regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties, using the criteria and parameters required by and acceptable to the Securities and Exchange Commission, and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrowers out of cash flow from the Borrowing Base Oil and Gas Properties covered by such report with respect to such future obligations.

“Responsible Officer” means the president, vice president, chief executive officer or chief financial officer of a Loan Party.  Any document delivered under this Agreement that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary Corporate Action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property except for a distribution in the form of capital stock of a Borrower) with respect to any capital stock or other equity interest of Borrowers, or any payment (whether in cash, securities or other property except for a distribution in the form of capital stock of a Borrower), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest, (ii) any payment for interest or principal in relation to any intercompany indebtedness owed by any Borrower to any of its Affiliates, including without limitation, to any Guarantor, other than another Borrower and (iii) all payments with respect to Indebtedness described as Subordinated Obligations under the Subordination Agreement.

“Shell Hedge Agreement” means that certain Master Agreement between Pacer Energy Marketing, LLC (on behalf on J&J Operating Company, a predecessor in interest to Borrowers) and Shell Trading (US) dated July 25, 2005 and all schedules, confirmations and transactions thereunder.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

 “Subordination Agreement” means a subordination agreement in form and content satisfactory to Administrative Agent which subordinates any Debt owed by any Borrower to any Guarantor, and Subsidiary or Equity Interest owner of any Borrower, to the extent permitted hereunder, if at all.

“Subsidiary” of a Person means a Business Entity of which a majority of the shares of securities or other interests having ordinary voting power for the Governing Body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of each Borrower and each Borrower shall be deemed a Subsidiary of Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Taxes” has the meaning specified in Section 3.01(a).

“Total Obligations” means, collectively, the Obligations and the Approved Counterparty Swap Obligations.

“Transfer Order Letters” means the letters in lieu of division or transfer orders, in form reasonably acceptable to Administrative Agent.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” means the United States of America.

1.02        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof;  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term “including” is by way of example and not limitation; and (iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Current Financial Statements, except as otherwise specifically prescribed herein. All financial ratios contemplated by this Agreement shall be calculated on a consolidated basis for Borrowers and their Subsidiaries.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio or requirement set out in any Loan Document, and either Borrowers or Administrative Agent shall so request, Administrative Agent and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04           Rounding. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05           References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Governing Documentation, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06           Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the amount of such Letter of Credit that is available to be drawn at such time after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor.

ARTICLE II
THE COMMITMENT AND CREDIT EXTENSIONS.

2.01           Revolving Loans.  Subject to the terms and conditions set out herein and during the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrowers and (ii) participate in Letters of Credit issued upon the request of the Borrowers, provided that, after giving effect to the making of each Loan and the issuance of each Letter of Credit, such Bank’s Outstanding Credit Exposure shall not exceed its Commitment Amount.  The Credit Extensions made or advanced by each Bank to the Borrowers shall be evidenced by the Banks’ respective Notes from the Borrowers.  Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow up to the Aggregate Commitment Amount.  The L/C Issuer will issue Letters of Credit hereunder on the terms and conditions set forth in Section 2.03.  All Commitments to extend credit hereunder shall expire on the Commitment Termination Date.  Borrowers shall repay in full on the Commitment Termination Date any balance of the Loans outstanding on the Commitment Termination Date.  Any loans outstanding under the Existing Loan Agreement as of the Closing Date shall be deemed, and shall hereafter be, Loans outstanding under this Agreement.  Borrowers, Administrative Agent and the Banks hereby acknowledge and agree that $6,120,077.33 of unpaid principal (and all accrued and unpaid interest thereon) is outstanding under the Existing Loan Agreement and such amount of principal (and all accrued and unpaid interest thereon) shall remain outstanding under this Agreement as of the Closing Date and shall be evidenced by the Note executed as of the Closing Date.

2.02        Loans and Continuations of Loans.

(a)           Each Loan and each continuation of a Loan shall be made upon Borrowers’ irrevocable notice to Administrative Agent, which may be given by telephone.  Each such notice must be received by Administrative Agent not later than 11:00 a.m., Central Time at least the Required Number of days prior to the requested date of any Loan or continuation of a Loan.  Each telephonic notice by Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Request for Credit Extension, appropriately completed and signed by a Responsible Officer of Borrowers.  Each Loan or continuation of Loans shall be in a principal amount of $100,000 or a greater integral multiple of $100,000.  Each Request for Credit Extension (whether telephonic or written) shall specify (i) whether Borrowers are requesting a Loan or a continuation of a Loan, (ii) the requested date of the Loan or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued, and (v) for Eurodollar Loans, the duration of the Interest Period with respect thereto.  If Borrowers fail to give a timely notice requesting a continuation of a Eurodollar Loan, then the applicable Loans shall be continued for a one-month Interest Period.  If Borrowers request a Loan or continuation of Loans in any such Request for Credit Extension, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b)           The Administrative Agent shall promptly advise the Banks and, if applicable, the L/C Issuer of any Request for Credit Extension or Letter of Credit Application given pursuant to this Section 2.02 or Section 2.03, as applicable, of each Bank’s Percentage Share of any requested Credit Extension and, if applicable, the amount requested for any Letter of Credit by telephone, confirmed promptly in writing, or telecopier.  Upon satisfaction of the applicable conditions set forth in Article IV, each Credit Extension shall be made at the office of the Administrative Agent or L/C Issuer, as applicable, and shall be funded prior to 1:00 p.m., Houston, Texas time, on the day so requested in immediately available funds in the amount so requested.  Each Bank shall make each Loan on the date of the proposed Credit Extension by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 10:00 a.m., Houston, Texas time, and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to Borrowers as Borrowers shall direct to the Administrative Agent from time to time or, if a Credit Extension shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable.  Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Credit Extension that such Bank will not make available to the Administrative Agent such Bank’s Percentage Share of such Credit Extension, the Administrative Agent may assume that such Bank has made its Percentage Share available to the Administrative Agent on the date of such Credit Extension in accordance with this Section 2.02(b) and the Administrative Agent may, in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.  If, and to the extent that, such Bank shall not have made its Percentage Share available to the Administrative Agent, such Bank and Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Credit Extension and (ii) in the case of such Bank, the Federal Funds Rate.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank’s Loan as part of such Credit Extension for purposes of this Agreement.  If Borrowers shall repay to the Administrative Agent such corresponding amount, such repayment shall not relieve the defaulting Bank from liability to Borrowers for failure to fund such Bank’s Loan as part of such Credit Extension.

(c)           Except as otherwise provided herein, a Eurodollar Loan may be continued only on the last day of an Interest Period for such Loan.  During the existence of an Event of Default, no Eurodollar Loans may be requested or continued, and Administrative Agent may demand that any or all of the then outstanding Loans be converted immediately to Base Rate Loans, and Borrowers agree to pay all amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(d)           Administrative Agent shall notify Borrowers of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by Administrative Agent shall be conclusive in the absence of manifest error.

(e)           After giving effect to all Loans and all continuations of Loans, there shall not be more than six (6) Interest Periods in effect with respect to Eurodollar Loans.

2.03        Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)           Subject to the terms and conditions set out herein, L/C Issuer agrees, from time to time on any Business Day during the Availability Period, to issue Letters of Credit, for the account of Borrowers, and to amend or renew such Letters of Credit previously issued by it, in accordance with Section 2.03(b) below; provided that L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any such Letter of Credit, if as of the date of such L/C Credit Extension, the L/C Obligations for Letters of Credit would exceed the Letter of Credit Limit.  Within the foregoing limits, and subject to the terms and conditions hereof, Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain L/C Issuer from issuing such Letter of Credit, or any Law applicable to L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Issuer shall prohibit, or request that L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which L/C Issuer is not otherwise compensated under this Agreement) not in effect on the Closing Date, or shall impose upon L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which L/C Issuer in good faith deems material to it;

(B)           the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, (provided that such Letter of Credit may include provisions for automatic renewal), unless L/C Issuer has approved such expiry date in advance;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date unless L/C Issuer has approved such expiry date in advance; or

(D)           such Letter of Credit is in an initial amount less than $25,000, or is to be denominated in a currency other than Dollars.

(iii)           L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrowers delivered to L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrowers.  Such Letter of Credit Application must be received by L/C Issuer not later than 11:00 a.m., Central Time, at least two Business Days (or such later date and time as L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

(ii)           Promptly after receipt of any Letter of Credit Application by L/C Issuer at the address set out in Schedule 10.02 for receiving Letter of Credit Applications and related correspondence, if the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with L/C Issuer’s usual and customary business practices.

(iii)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, L/C Issuer will also deliver to Borrowers a true and complete copy of such Letter of Credit or amendment.

(iv)           If Borrowers so request in any applicable Letter of Credit Application, L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to Borrowers and the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided that such Nonrenewal Notice Date shall not be later than the date thirty (30) days prior to the current expiration date of such Auto-Renewal Letter of Credit unless an Event of Default has occurred and is continuing, in which event such notice may be provided at any time.  Unless otherwise directed by L/C Issuer, Borrowers shall not be required to make a specific request to L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, L/C Issuer shall be deemed to have authorized (but may not require) the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date.  Notwithstanding anything to the contrary contained herein, L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

(c)           Drawings and Reimbursements.  Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, L/C Issuer shall notify Borrowers thereof.  On the date of any payment by L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrowers shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the amount of such drawing (the “Drawing Amount”) without regard to the minimum and multiples specified in Section 2.02, but subject to the amount of the unutilized portion of the Aggregate Commitment Amount and the conditions set out in Section 4.02 (other than the delivery of a Request for Credit Extension).  L/C Issuer shall promptly notify each Bank of the Honor Date, the Drawing Amount, and the amount of such Bank’s Percentage Share thereof.  Any notice given by L/C Issuer pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Each Bank shall, upon any notice pursuant to this Section 2.03(c), make funds available to L/C Issuer at L/C Issuer’s office in an amount equal to its Percentage Share of the Drawing Amount not later than 1:00 p.m., Central Time (or 5:00 p.m. if the draw was made after 11:00 a.m.), on the Business Day specified in such notice by L/C Issuer, whereupon each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to Borrowers in such amount. With respect to any Drawing Amount that is not fully reimbursed by a Credit Extension of Base Rate Loans because the conditions set out in Section 4.02 cannot be satisfied or for any other reason, Borrowers shall be deemed to have incurred from L/C Issuer an L/C Advance in the amount of the Drawing Amount that is not so reimbursed (the “Unreimbursed Amount”), which L/C Advance shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Bank’s payment to L/C Issuer shall be deemed payment in respect of its participation in such L/C Advance and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 2.03. Each Bank’s obligation to make Loans or L/C Advances to reimburse L/C Issuer for amounts drawn under Letters of Credit, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against L/C Issuer, Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default; or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrowers to reimburse L/C Issuer for the amount of any payment made by L/C Issuer under any Letter of Credit, together with interest as provided herein. If any Bank fails to make available to L/C Issuer any amount required to be paid by such Bank, L/C Issuer shall be entitled to recover from such Bank, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(d)           Obligations Absolute. The obligation of Borrowers to reimburse L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Advance, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           any payment by L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrowers.

Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them, and in the event of any claim of noncompliance with Borrowers’ instructions or other irregularity, Borrowers will immediately notify L/C Issuer.  Borrowers shall be conclusively deemed to have waived any such claim against L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e)           Cash Collateral.  Upon the request of L/C Issuer, (i) if L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance, or (ii) if, as of the Commitment Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrowers shall immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Advance or the Commitment Termination Date, as the case may be).  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to L/C Issuer, for the benefit of Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and content reasonably satisfactory to L/C Issuer.  Derivatives of such term have corresponding meanings.  Borrowers hereby grant to L/C Issuer a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing as security for the payment of the Total Obligations.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Texas Capital Bank.

(f)           Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Banks and Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(g)           Letter of Credit Fees.  In addition to interest on the Note as provided herein and all other fees payable hereunder, Borrowers agree to pay to L/C Issuer, on the date of issuance of each Letter of Credit, a fee equal to the greater of $750 or the per annum L/C Fee set forth in the Margin/Fee Table, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the amount of such Letter of Credit available to be drawn during the period for which such Letter of Credit is issued.  Borrower shall also pay directly to L/C Issuer the individual customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(h)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(i)           Drawing Responsibility.  Each Bank and Borrowers agree that, in paying any drawing under a Letter of Credit, L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of L/C Issuer, nor any of the respective correspondents, participants or assignees of L/C Issuer shall be liable to any Bank for (i) any action taken or omitted in connection herewith at the request or with the approval of Banks or the Required Banks, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that, this assumption is not intended to, and shall not, preclude Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of L/C Issuer, nor any of the respective correspondents, participants or assignees of L/C Issuer, shall be liable or responsible for any of the matters described in Section 2.03(d).  In furtherance and not in limitation of the foregoing, L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.04	Borrowing Base Determination.

(a)           The Borrowing Base in effect as of the Closing Date is $7,200,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction is $0.00.  The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning November 1, 2011.  The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.

(b)           As soon as available but in any event on or before each April 1 and October 1, beginning with October 1, 2011, until the Maturity Date, Borrowers shall furnish to Administrative Agent a Reserve Report, which shall set out, as of each preceding January 1 or July 1, as applicable, the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties.  Each October Reserve Report may be prepared by Borrowers’ chief petroleum engineer and shall be certified by a Responsible Officer of Borrowers.  Each April Reserve Report shall be a complete report prepared by independent petroleum engineers or firm of engineers reasonably acceptable to Administrative Agent relating to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties.  Upon receipt of each such Reserve Report or any Reserve Report delivered pursuant to Borrowers’ election under Section 2.04(c) below, Administrative Agent shall make a determination in its sole discretion of the Borrowing Base and the Monthly Borrowing Base Reduction which shall become effective upon approval by the Required Banks (if such determination will decrease the existing Borrowing Base) or all Banks (if such determination will increase or maintain the existing Borrowing Base) and subsequent written notification from Administrative Agent to Borrowers, and which, subject to the other provisions of this Agreement, shall be the Borrowing Base and the Monthly Borrowing Base Reduction until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction as set out in this Section 2.04.  A Bank’s failure to disapprove of Administrative Agent’s determination within fifteen (15) days by delivery of an alternative proposed Borrowing Base and Monthly Borrowing Base Reduction shall be deemed such Bank’s approval of Administrative Agent’s determination.  For any Oil and Gas Properties which are being acquired by Loan Parties to be included as Borrowing Base Oil and Gas Properties, Administrative Agent shall be satisfied in its reasonable discretion that Borrowers are acquiring Marketable Title in addition to satisfying all other conditions relating to ownership and transfer of Borrowing Base Oil and Gas Properties.  Administrative Agent may, subject to approval of the Required Banks, and must, upon the request of the Required Banks, redetermine the Borrowing Base and the Monthly Borrowing Base Reduction at any time, and from time to time, which redetermination shall be at Administrative Agent’s sole discretion and shall become effective upon approval by the Required Bank (if such determination will decrease the existing Borrowing Base) or all Banks (if such determination will increase or maintain the existing Borrowing Base) and subsequent written notification from Administrative Agent to Borrowers and which, subject to the other provisions of this Agreement, shall be the Borrowing Base and the Monthly Borrowing Base Reduction until the effective date of the next redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction, as set out in this Section 2.04; provided that Administrative Agent shall not request more than one (1) unscheduled Borrowing Base and the Monthly Borrowing Base Reduction redetermination between the scheduled redetermination dates and, provided further, that a Bank’s failure to disapprove of Administrative Agent’s determination within fifteen (15) days by delivery of an alternative proposed Borrowing Base and Monthly Borrowing Base Reduction shall be deemed such Bank’s approval of Administrative Agent’s determination.  With respect to any unscheduled Borrowing Base and Monthly Borrowing Base Reduction redetermination, Administrative Agent may request in writing that the Borrowers provide a Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than ninety (90) days prior to Borrowers’ delivery of such Reserve Report to Administrative Agent, and such Reserve Report shall be delivered to Administrative Agent within ninety (90) days after Borrowers’ receipt of such written request.

(c)           Borrowers shall have the right to request, by written notice to Administrative Agent, one unscheduled redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction between the scheduled redetermination dates described in Section 2.04(b).  For unscheduled redeterminations requested by Borrowers of the Borrowing Base and the Monthly Borrowing Base Reduction, Administrative Agent shall request in writing that Borrowers provide an unscheduled Reserve Report regarding the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties with an effective date not more than ninety days prior to Borrowers’ delivery of such Reserve Report to Administrative Agent, and such Reserve Report shall be delivered to Administrative Agent within thirty days after Borrower’s receipt of such written request.  Immediately upon redetermination of the Borrowing Base by Administrative Agent under Section 2.04, Borrowers shall pay to Administrative Agent an engineering fee as set forth in Section 2.08(c).

(d)           If at any time the Required Banks or all the Banks, as the case may be, cannot otherwise agree on a redetermination of the Borrowing Base, then the Borrowing Base shall be set (i) on the basis of the lowest Borrowing Base approved by a Bank and communicated to Administrative Agent in writing if such lowest approved Borrowing Base increases the Borrowing Base; or (ii) on the basis of the highest approved Borrowing Base acceptable to a sufficient number of Banks to constitute Required Banks without increasing the Borrowing Base, as applicable.  If the Borrowing Base is set based on the lowest approved Borrowing Base, such redetermination shall be deemed to be approved by all of the Banks, and if the Borrowing Base is set based on the highest approved Borrowing Base acceptable to a sufficient number of Banks to constitute Required Banks, such redetermination shall be deemed to be approved by the Required Banks.  However, the amount of the Borrowing Base shall never be (y) increased or reaffirmed at any time without the unanimous consent or deemed consent of the Banks or (z) increased above the Administrative Agent’s proposed Borrowing Base, notwithstanding anything in this Agreement to the contrary.  Determinations of the Borrowing Base shall be conclusive as to the Banks and the Borrowers.  There is no duty, implied or explicit, of the Banks ever to increase the Borrowing Base.

(e)           The Borrowing Base determined in accordance with this Section 2.04 based on the Administrative Agent’s and the Banks’ customary lending practices shall represent the maximum Loan amount that may be supported by the Borrowing Base Oil and Gas Properties, and the Borrowers acknowledge, for purposes of this Agreement, same.  In exercising their discretion in redetermination of the Borrowing Base and the Monthly Borrowing Base Reduction, the Administrative Agent and the other Banks shall consistently apply the parameters and other credit factors then generally being utilized by the Administrative Agent and each such Bank, respectively, for Borrowing Base redeterminations at the time for other similarly situated borrowers based, in part, upon the Reserve Report with respect to the Borrowing Base Oil and Gas Properties. The Borrowers, the Banks and the Administrative Agent acknowledge that (i) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (ii) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Administrative Agent’s determination of the maximum Loan amount with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrowers as essential for the adequate protection of the Banks.

(f)           Borrowers may, from time to time upon written notice to Administrative Agent, propose to add Oil and Gas Properties of Loan Parties to the Borrowing Base Oil and Gas Properties.  Any such proposal to add Oil and Gas Properties of Loan Parties to the Borrowing Base Oil and Gas Properties shall be accompanied by a Reserve Report applicable to such properties that conforms to the requirements of this Section 2.04, and evidence sufficient to establish that Loan Parties have, or concurrently with the increase in the Borrowing Base will have Marketable Title to such Oil and Gas Properties, and any such addition shall become effective at such time as: (i) Administrative Agent has made a determination of the amount by which the Borrowing Base would be increased as the result of such addition, (ii) the conditions set out in Article IV hereof, to the extent they are applicable to such additional Oil and Gas Properties of Loan Parties, have been satisfied, and (iii) unanimous approval of all the Banks.  In determining the increase in the Borrowing Base pursuant to this Section, Administrative Agent and the Banks shall apply the parameters and other credit factors set out in this Section 2.04.

2.05	Prepayments.

(a)           Borrowers may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m., Central Time, two Business Days prior to any date of prepayment of Loans and (ii) any prepayment shall be in a principal amount of $100,000 or a greater integral multiple of $100,000, or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(b)           Except as provided in the last sentence of this Section 2.05(b) and in Section 2.05(c) below, if for any reason (including a redetermination of the Borrowing Base) a Loan Excess exists, Borrowers shall, after Borrowers’ receipt of written notice from the Administrative Agent regarding such Loan Excess, take any of the following actions (and the failure of Borrowers to take such actions to remedy such Loan Excess shall constitute an Event of Default): (i) prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such Loan Excess within thirty days after the date such excess notice is received by Borrowers from the Administrative Agent, (ii) add to the Borrowing Base Oil and Gas Properties additional Oil and Gas Properties of Borrowers or another Loan Party sufficient in value, as determined pursuant to Section 2.04, to eliminate such Loan Excess within thirty days after the date such excess notice is received by Borrowers from the Administrative Agent or (iii) elect by written notice delivered to the Administrative Agent by Borrowers within twenty days after Borrowers’ receipt of Administrative Agent’s excess notice to repay the Loan Excess in not more than three installments, each in the amount of at least one third (1/3) of the original amount of the Loan Excess (or the remaining unpaid balance of such Loan Excess, if less than one third thereof remains), pay the first of such three installments on the date that is thirty days after the date such written notice is received by Borrowers from the Administrative Agent, and pay each of the next two installments on or before the expiration of thirty days and sixty days, respectively, after the date that the first installment is due.  Notwithstanding the foregoing, however, any Loan Excess that results or would result from an automatic reduction in the Borrowing Base due to the application of the Monthly Borrowing Base Reduction shall be due and shall be repaid by Borrowers on or before the occurrence of such Loan Excess.

(c)           On each date on which Loan Parties makes a Disposition of any of the Borrowing Base Oil and Gas Properties as permitted hereunder, the Borrowing Base shall be automatically reduced to the maximum Loan amount (determined in accordance with the procedures for determining the Borrowing Base) of the remaining Borrowing Base Oil and Gas Properties, and Borrowers shall be required immediately to make the prepayment, if any, required pursuant to Section 2.05(b).  This Section 2.05(c) shall not be deemed a consent of Administrative Agent to any such Disposition of any Borrowing Base Oil and Gas Properties.

(d)           Upon the Required Number of days written notice to the Administrative Agent, the Borrowers may voluntarily convert any Base Rate Loan into a Eurodollar Loan or any Eurodollar Loan into a Base Rate Loan, as applicable,  prior to the termination of the applicable Interest Period in whole or in part, from time to time.  Any conversion of Base Rate Loans shall be made in the sum of not less than $100,000, and any conversion of Eurodollar Loans shall be made in the sum of not less than $100,000 or any $100,000 increment in addition thereto.  With respect to any such conversion of any Eurodollar Loan the Borrowers agree to pay to the Banks upon the request of the Administrative Agent such amount or amounts as will compensate the Banks for Breakage Costs.  The payment of any such Breakage Costs to the Banks shall be made within thirty (30) days of a request therefor from Administrative Agent; provided that such request is made within ninety (90) days of such conversion.  If the Eurodollar Rate cannot be determined on the date of such conversion, the Administrative Agent shall calculate the Eurodollar Rate by interpolating the Eurodollar Rate in effect immediately prior to the conversion and the Eurodollar Rate in effect immediately after the conversion.

2.06        Repayment of Loans.  Borrower shall repay to Administrative Agent, for the ratable benefit of the Banks, on the Commitment Termination Date the aggregate principal amount of Loans outstanding on such date, together with all accrued and unpaid interest and fees.

2.07	Interest.

(a)           Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Floating Rate based on the Eurodollar Rate, except to the extent such Loans have converted to Base Rate Loans.  To the extent the Loans are converted to Base Rate Loans, each Loan shall bear interest on the outstanding principal thereof at a rate per annum equal to the Floating Rate for Base Rate Loans.

(b)           If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Furthermore, while any Event of Default exists (or after acceleration), Borrowers shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Base Rate Loan shall be due and payable in arrears on the last day of each month and at such other times as may be specified herein.  Interest on each Eurodollar Loan shall be due and payable in arrears on last day of each Interest Period applicable thereto, provided that, for any Interest Period that exceeds three months, interest will be payable on the respective dates that fall every three months after the beginning of such Interest Period.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08        Fees.  In addition to certain fees described in Section 2.03(g), Borrowers shall pay the following fees to Administrative Agent, for the account of the Banks:

(a)           A commitment fee equal to the Commitment Fee per annum percent set forth in the Margin/Fee Table times the average actual daily Available Amount.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more conditions in Article IV is not met, and shall be calculated and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

(b)           A facility fee in an amount equal to 0.75% of the amount of the initial Borrowing Base of $7,200,000.00 shall be due on the Closing Date, and an additional facility fee of 0.5% of the incremental amount of any increases in the Borrowing Base subsequent to the Closing Date above the highest preceding Borrowing Base shall be due upon such increased Borrowing Base becoming effective.

(c)           Engineering fees in the amount of $3,500 for the initial Reserve Report review prior to the Closing Date and $2,500 for subsequent Reserve Report reviews following the Closing Date in connection with scheduled Borrowing Base redeterminations and unscheduled Borrowing Base redeterminations.

2.09        Computation of Interest and Fees.  All other computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10        Evidence of Debt.  The Credit Extensions made by Banks shall be evidenced by one or more accounts or records maintained by Administrative Agent in the ordinary course of business.  The accounts or records maintained by Administrative Agent shall be conclusive absent manifest error of the amount of the Credit Extensions made by Banks to Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations.  Upon the request of Administrative Agent, Borrowers shall execute and deliver to each Bank a Note, which shall evidence the Loans, in addition to such accounts or records.  Each Bank may attach schedules to the Note and endorse thereon the date, amount and maturity of the applicable Loans and payments with respect thereto.

2.11        Payments Generally.

(a)           (i)           All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent at the Lending Office in Dollars and in immediately available funds not later than 2:00 p.m., Central Time, on the date specified herein.  All payments received by Administrative Agent after 2:00 p.m., Central Time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(ii)           On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrowers agree to maintain on deposit in an ordinary checking account maintained by Borrowers with Administrative Agent (as such account shall be designated by Borrowers in a written notice to Administrative Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full on such date.  Borrowers hereby authorize Administrative Agent, upon notice to Borrowers (which notice may be by telephone, confirmed in writing) (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to automatically deduct any such amount from any or all of the accounts (other than trust accounts and joint operating accounts, to the extent any such funds therein are not owned solely by any Borrower) of Borrowers maintained with Administrative Agent.  Administrative Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.11(a)(ii) showing in reasonable detail the amounts of such deduction.

(b)           If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.12        Pro Rata Treatment and Payments.  Each Credit Extension by Banks to the Borrowers hereunder, each payment by Borrowers on account of any fee hereunder (except as expressly provided otherwise hereunder or under any fee letter) and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Percentage Shares of the Banks.  Each payment (including each prepayment) by Borrowers on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks.  The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

2.13        Sharing of Payments and Setoffs.  Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to Section 10.08 or otherwise, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Laws or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans (other than pursuant to Section 3.02) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff, counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

2.14        Adjustment to Aggregate Commitment Amount.  At any time that Borrowers propose to increase the Borrowing Base by adding additional Oil and Gas Properties to the Borrowing Base Oil and Gas Properties pursuant to Section 2.04, Borrowers may also request that Banks increase the amount of the Aggregate Commitment Amount.  At any time that Borrowers make such a request it shall promptly provide Administrative Agent with such financial and other information as Administrative Agent may request to assist the Administrative Agent in evaluating such request.  Following the receipt of such information from Borrowers, the Administrative Agent shall, with the unanimous approval of the Banks in each Bank’s sole discretion, make a redetermination of the Aggregate Commitment Amount, which shall become effective upon written notification from the Administrative Agent to Borrowers of the new Aggregate Commitment Amount.  The Borrowers may upon written notice to Administrative Agent, not sooner than ninety (90) days subsequent to the last such action by Borrowers, amend the definition of the Aggregate Commitment Amount by reducing the amount set forth in such definition.  Upon such reduction, the Banks shall not be obligated to make Credit Extensions in excess of such reduced Aggregate Commitment Amount.  If and when the Banks change the Aggregate Commitment Amount at Borrowers’ request, the commitment fee, as determined pursuant to Section 2.08 of this Agreement, shall be calculated using such changed amount for all of the calculation period in which such Aggregate Commitment Amount was changed.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a)           Any and all payments by Borrowers to or for the account of the Banks under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Banks, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which any Bank is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  If Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Banks, (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, Borrowers shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or, if the relevant taxation authority or other authority has not provided Borrowers with such a receipt, other evidence of payment thereof.

(b)           In addition, Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           If Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Bank, Borrowers shall also pay to such Bank, at the time interest is paid, such additional amount that such Bank specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Bank would have received if such Taxes or Other Taxes had not been imposed.

(d)           Borrowers agree to indemnify the Banks for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Banks, and (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and provided that such Bank has made demand therefor within sixty (60) days following the imposition thereof.  Payment under this subsection (d) shall be made within thirty days after the date any such Bank makes a demand therefor.  To the extent Borrowers pay such Taxes or reimburse any Bank for such Taxes or Other Taxes, and such Bank subsequently receives a refund of such Taxes or Other Taxes, such Bank shall pay to Borrowers the refunded amount of such Taxes or Other Taxes paid or reimbursed by Borrowers.

3.02        Illegality.  If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by any such Bank to Borrowers, any obligation of any such Bank to make or continue Eurodollar Loans shall be suspended and, until such Bank notifies Borrowers that the circumstances giving rise to such determination no longer exist, the Loans outstanding shall be converted to Base Rate Loans, either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Loans.  Upon any such conversion, Borrowers shall also pay accrued interest on the amount so converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such conversion.  During any periods during which it is unlawful for any Bank to make Eurodollar Loans, subject to all other terms and conditions relating to making any Loans, Borrowers may request only Base Rate Loans.

3.03        Inability to Determine Rates.  If any Bank determines in connection with any request for a Eurodollar Loan or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, such Bank will promptly so notify Borrowers.  Thereafter, the obligation of such Bank to make or maintain Loans shall be suspended until such Bank revokes such notice.  Upon receipt of such notice, Borrowers may revoke any pending request for a Eurodollar Loan of or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Loans.

(a)           If any Bank determines that as a result of the introduction of or any change in or in the interpretation of any Law, or any Bank’s compliance therewith, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Loans or (as the case may be) issuing Letters of Credit, or a reduction in the amount received or receivable by such Bank in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes as to which Section 3.01 shall govern, (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Bank is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Bank, Borrowers shall pay to such Bank such additional amounts as will compensate such Bank for such increased cost or reduction; provided that such Bank has made demand therefor within sixty (60) days following such introduction or change.

(b)           If such Bank determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Bank (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Bank’s desired return on capital), then from time to time upon demand of such Bank, Borrowers shall pay to such Bank such additional amounts as will compensate such Bank for such reduction; provided that such Bank has made demand therefor within sixty (60) days following such introduction or change.

3.05        Funding Losses.  Upon demand of any Bank from time to time, Borrowers shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by Borrowers (for a reason other than the failure of any Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrowers;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Borrowers shall also pay any customary administrative fees charged by such Bank in connection with the foregoing.

For purposes of calculating amounts payable by Borrowers to Banks under this Section 3.05, each Bank shall be deemed to have funded each Eurodollar Loan made by it at the Floating Rate based on the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06        Matters Applicable to all Requests for Compensation.  A certificate of any Bank claiming compensation under this Article III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

3.07        Survival.  All of Borrowers’ obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

3.08        Replacement of Banks.  If any Bank requests compensation under, or if Borrowers are required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.01 or 3.04, or if any Bank is unable to fund Eurodollar Loans under Section 3.02, or if any Bank defaults in its obligation to fund Loans hereunder, then upon notice to such Bank and Administrative Agent, Borrowers may require such Bank to sell and assign all of its interests, rights and obligations under this Agreement and the other Loan Documents to one or more Persons reasonably acceptable to Borrowers (after all of the Banks not requesting or entitled to indemnification or reimbursement hereunder or that are defaulting Banks under Sections 2.02 or 2.03 have declined to acquire such additional interests, rights and obligations or portion thereof), with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that such Bank shall have received payment of an amount equal to the outstanding principal amount of its Loans and all accrued interest, fees and other amounts payable with respect thereto through the date of sale.  Such sale and assignment shall be consummated pursuant to an executed Commitment Transfer Supplement pursuant to and in accordance with Section 10.07(c).

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of each Bank to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and content satisfactory to Administrative Agent and its legal counsel:

(i)           executed counterparts of this Agreement, and all Collateral Documents, including, without limitation, the Collateral Documents covering the Borrowing Base Oil and Gas Properties and related Collateral, and all other Loan Documents sufficient in number for distribution to the Banks and Borrowers;

(ii)           the Notes executed by Borrowers;

(iii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)           such documents and certificates as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, including Certificates of Formation, and that Borrowers are, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v)           a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)           a certificate signed by a Responsible Officer of Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Current Financial Statements that had or could reasonably be expected to have a Material Adverse Effect; and

(vii)          Transfer Order Letters applicable to the production of Hydrocarbons from all Borrowing Base Oil and Gas Properties.

(viii)         executed counterparts to an amendment to that certain Intercreditor Agreement dated September 4, 2008 among Borrowers, Administrative Agent and BP Corporation North America Inc., as Approved Counterparty.

(b)           Administrative Agent shall have received:

(i)           evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ii)          evidence, satisfactory to Administrative Agent in its sole discretion, that as of the execution, delivery, filing and recording of the Collateral Documents, Administrative Agent shall hold a perfected, first priority Lien (subject to Permitted Liens) in all Collateral for the Loan;

(iii)         evidence, satisfactory to Administrative Agent, that Borrowers, each other applicable Loan Party and the Borrowing Base Oil and Gas Properties will comply in all material respects with all Environmental Laws and the applicable Laws and, to the extent applicable, regulations of the Department of Interior, Bureau of Land Management, the Bureau of Indian Affairs and the State of Kansas;

(iv)           the results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrowers and each other Loan Party in the Offices of the Secretary of State of the state of formation of Borrowers and each other Loan Party and each State in which any of the Borrowing Base Oil and Gas Properties are located or deemed to be located, such search to be as of a date no more than ten days prior to the Closing Date;

(v)           copies of all Material Agreements, Debt Instruments and other agreements described in Section 5.24 or listed on Schedule 5.24;

(vi)           such other assurances, certificates, documents, consents, evidence of perfection of all Liens securing the Obligations or opinions as Administrative Agent reasonably may require; and

(vii)           a favorable opinion of counsel (including local counsel with respect to the Collateral Documents) to the Loan Parties acceptable to Administrative Agent, addressed to Administrative Agent, as to such matters concerning the Loan Parties and the Loan Documents in form and content satisfactory to Administrative Agent.

(c)           Any fees required to be paid on or before the Closing Date shall have been paid, including, without limitation, any legal fees invoiced to the Loan Parties prior to the Closing Date in connection with the delivery of the opinions of counsel set forth in Section 4.01(b)(vii) above.

(d)           Borrowers shall have paid all Attorney Costs of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs of Administrative Agent as shall constitute Administrative Agent’s reasonable estimate of Attorney Costs of Administrative Agent incurred or to be incurred by Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent).

4.02        Conditions to all Credit Extensions and Continuations.  The obligation of Banks to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent Financial Statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)           No Default shall have occurred and be continuing, or would result from such proposed Credit Extension or continuation.

(c)           Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           Administrative Agent shall have been, and shall continue to be, satisfied, in its good faith discretion, that Borrowers hold Marketable Title to the Borrowing Base Oil and Gas Properties, and that such ownership includes record title to an undivided net revenue interest in the production from each such Borrowing Base Oil and Gas Property that is not less than, as well as an undivided working interest in each Borrowing Base Oil and Gas Property that is not greater than (unless there is a corresponding increase in the net revenue interest attributed to such party therein), the net revenue interest therein and the working interest therein, respectively, attributed to Borrower on Exhibit A, subject to the limitations and qualifications on such exhibit (or attributed to Borrowers in any Collateral Document applicable to any Oil and Gas Property that is added to the Borrowing Base Oil and Gas Properties in connection with any subsequent funding after the Closing Date); provided that, for purposes of closing and thereafter, unless an Event of Default has occurred and is continuing, Administrative Agent shall have confirmed, to its satisfaction, the status of Borrowers’ title to Borrowing Base Oil and Gas Properties comprising a minimum of eighty percent (80%) of the PW9 (based on the most recent Borrowing Base evaluation by Administrative Agent) of the Proved Reserves that are attributable to those Borrowing Base Oil and Gas Properties that are made subject to Collateral Documents in favor of Administrative Agent. Such determination by Administrative Agent, however, shall not relieve Borrowers from the ongoing obligation to comply with all of its representations, warranties and covenants herein and in the Collateral Documents regarding Borrowers’ title to all Borrowing Base Oil and Gas Properties.  The applicable Collateral Documents shall cover at all times a minimum of eighty percent (80%) of the PW9 (based on the most recent Borrowing Base evaluation by Administrative Agent) of the Proved Reserves that are attributable to those Borrowing Base Oil and Gas Properties as security for the Total Obligations.

(e)           As of the time of funding any additional advances to Borrowers that are made in conjunction with the addition of Oil and Gas Properties owned by Borrowers or other Loan Parties to the Borrowing Base Oil and Gas Properties in accordance with this Agreement, Borrowers and each other applicable Loan Party shall have duly delivered to Administrative Agent: (i) the Collateral Documents that are necessary or appropriate, in the reasonable opinion of Administrative Agent, relating to such additional Oil and Gas Properties, (ii) Transfer Order Letters applicable to the production of oil and gas from such additional Borrowing Base Oil and Gas Properties, and (iii) evidence, reasonably satisfactory to Administrative Agent in its sole discretion, that Borrowers and the Borrowing Base Oil and Gas Properties will be in material compliance with all Environmental Laws.  Furthermore, Administrative Agent shall have completed its title due diligence confirming that Loan Parties have Marketable Title to such Oil and Gas Properties.

(f)           Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent reasonably may require.

Each Request for Credit Extension submitted by Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Borrowers, jointly and severally, represent and warrant to Administrative Agent, L/C Issuer, and Banks that:

5.01        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all Corporate Power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as presently conducted and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, except to the extent the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary Corporate Action, and do not and will not (a) contravene the terms of any of such Person’s Governing Documentation; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except to the extent such conflict could not reasonably be expected to have a Material Adverse Effect; or (c) violate any Law except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

5.03        Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except to the extent that the failure to obtain any such approval, consent, exemption, authorization or other action by, to provide any such notice to, or to make any such filing could not reasonably be expected to have a Material Adverse Effect.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, as applicable, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforcement may be limited by Debtor Relief Laws.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Current Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrowers and their Subsidiaries, if any, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject in the case of unaudited Financial Statements, to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrowers and their Subsidiaries, if any, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           Since the date of the current Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.  Except as specifically disclosed in Schedule 5.06 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrowers or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  Neither Borrowers nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08        Title; Liens; Priority of Liens.  Borrowers (a) have Marketable Title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) own the personal property granted by them as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties other than Permitted Liens, and (c) have Marketable Title to the working and net revenue interests in the Borrowing Base Oil and Gas Properties as set out on Exhibit A.  Except as set out in the instruments and agreements, if any, more particularly described in Exhibit A hereto, all such shares of production which Borrowers and each other applicable Loan Party are entitled to receive, and shares of expenses which Borrowers are obligated to bear as set forth on Exhibit A, are not subject to change, except for changes attributable to future elections by Borrowers or such Loan Party not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable Governmental Authority.  Upon the proper filing of UCC financing statements, the recording of mortgages, and the taking of the other actions required by Administrative Agent, the Liens granted in property pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Administrative Agent, for the benefit of the Banks, other than Permitted Liens.  The property of Borrowers and their Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09        Environmental Compliance.  Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09 hereto, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of Borrowers and their Subsidiaries are insured with insurance companies, which to Borrowers’ knowledge are financially sound and reputable, not Affiliates of Borrowers, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers or the applicable Subsidiaries operate.

5.11        Taxes.  Borrowers and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against Borrowers that would, if made, have a Material Adverse Effect.

5.12        ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13        Subsidiaries.  As of the Closing Date, Borrowers have no Subsidiaries other than those specifically disclosed in Schedule 5.13.

5.14        Disclosure.  Borrowers have disclosed to Administrative Agent all material agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries is subject, including, without limitation, the material agreements filed by Parent with the Securities and Exchange Commission and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to Administrative Agent or any Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

5.15        Compliance with Laws.  Each Borrower and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16        Suspended Revenues.  None of the revenues derived from any of the wells identified on Exhibit A attached hereto are being held in suspense by any party except for immaterial amounts of revenues that could not reasonably be expected to have a Material Adverse Effect.

5.17        Tax Shelter Regulations.  Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof.  Accordingly, if any Borrower so notifies Administrative Agent, such Borrower acknowledges that the Banks may treat their Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and each Bank will maintain the lists and other records required by such Treasury Regulation.

5.18        Oil and Gas Leases.  The Leases which constitute any part of the Borrowing Base Oil and Gas Properties are in full force and effect as to those portions thereof that comprise the Borrowing Base Oil and Gas Properties except to the extent the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

5.19        Oil and Gas Contracts.  Except: (a) as set out on Schedule 5.19 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, Borrowers are not obligated, by virtue of any prepayment under any contract providing for the sale by Borrowers of Hydrocarbons which contains a “take-or-pay” clause or under any similar prepayment agreement or arrangement, including, “gas balancing agreements”, to deliver a material amount of Hydrocarbons produced from the Borrowing Base Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty days, and in the case of gas, not in excess of ninety days).  Except: (a) as set out on Schedule 5.19 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, the Borrowing Base Oil and Gas Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety days’ (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. To the best of Borrowers’ knowledge, the Borrowing Base Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

5.20        Producing Wells.  All producing wells that constitute part of the Borrowing Base Oil and Gas Properties: (a) have been, during all times that any such wells were operated by Borrowers or their Subsidiaries, and (b) to the knowledge of Borrowers, have been at all other times; drilled, operated and produced in conformity with all applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Oil and Gas Properties, except to the extent that any noncompliance with the representations set out in this Section would not have a Material Adverse Effect.

5.21        Purchasers of Production.  The names and business addresses of the Persons who: (a) have purchased any of Borrowers’ interests in oil and gas produced from the Borrowing Base Oil and Gas Properties during the six calendar months preceding the Closing Date, or (b) are considered by Borrowers to be potential future purchasers of Borrowers’ interest in oil and gas produced from the Borrowing Base Oil and Gas Properties, are identified on Schedule 5.21 attached hereto.

5.22        Swap Contracts.  Schedule 5.22 sets forth, as of the date of this Agreement, a true and complete list of all Swap Contracts of Borrowers and their Subsidiaries and the counterparty to each such agreement.  For the avoidance of doubt, the aforementioned Swap Contracts are hereby deemed to be Permitted Swap Contracts; provided, however, in the event such Swap Contracts do not comply with Section 6.22 as of the Closing Date, such non-compliance shall not constitute a waiver of Banks’ right to insist on future compliance with Section 6.22.

5.23        Solvency and Insurance. As of the Closing Date, Borrowers, and their respective Subsidiaries and each Guarantor is Solvent.

5.24        Material Agreements; Debt Instruments.

(a)           Schedule 5.24 sets forth a complete and correct list of all Material Agreements, Debt Instruments and other agreements (other than Leases) that in each case, as of the date of this Agreement, require or could in the future require (i) payments by Borrowers and any other Loan Party in excess of $100,000 or (ii) any Disposition of any interest in any Borrowing Base Oil and Gas Property.  Except for industry standard provisions in Operating Agreements and Leases, Borrowers are not party to any Material Agreement which, upon the breach or default of any of its obligations thereunder, will or could in the future (i) subject Borrower’s Oil and Gas Properties to foreclosure (whether judicial or non-judicial) or forfeiture, or (ii) result in or create an encumbrance or Lien (except for Permitted Liens) upon Borrowers’ Borrowing Base Oil and Gas Properties.

(b)           Borrowers have heretofore delivered to the Administrative Agent and the Banks complete and correct copies of all Material Agreements described in the first sentence of Section 5.24 and Debt Instruments relating to Indebtedness in excess of $100,000, including any amendments, restatements or modifications thereto, as in effect on the Closing Date.  With respect to the Material Agreements, they (a) all are in full force and effect in all material respects in accordance with their terms and constitute valid and binding obligations, except as limited by applicable Debtor Relief Laws and by general equitable principles, (b) to Borrowers’ knowledge no other party thereto (or any successor in interest to that party) is in breach or default with respect to any of its obligations thereunder that could be expected to result in a Material Adverse Change, and (c) no party thereto has given written notice or, to the Borrowers’ knowledge, has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation thereunder that could be expected to have a Material Adverse Change.

(c)           With respect to the Material Agreements and the Debt Instruments, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a material breach of or a default under the provisions thereunder.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrowers, and with respect to Sections 6.01 and 6.02, each Guarantor, shall, and shall (except in the case of the covenants set out in Sections 6.03 and 6.22) cause each Subsidiary to:

6.01        Financial Statements.  Deliver to Administrative Agent copies of the following, in form and detail satisfactory to Administrative Agent:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of Borrowers, a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)           as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year of Borrowers, a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of Borrowers’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrowers as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of Borrowers and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02        Certificates; Other Information.  Deliver to Administrative Agent copies of the following, in form and detail satisfactory to Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrowers;

(b)           promptly after any request by Administrative Agent, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrowers by independent accountants in connection with the accounts or books of Borrowers;

(c)           promptly after Borrowers have notified Administrative Agent of any intention by Borrowers to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(d)           commencing on the Closing Date and continuing thereafter on the last day of each September and March, a report of Borrower’s commodity hedge position at the end of each such 6-month period;

(e)           federal income tax returns for Borrowers and each Guarantor within 30 days after the date such returns are required to be filed with the IRS; provided that, if such date is extended in accordance with the Code or IRS rules and regulations, then Borrowers or such Guarantor shall deliver such federal income tax returns within thirty (30) days after the last day of such extension; and

(f)           the Reserve Reports required pursuant to Section 2.04(b) on the semiannual delivery dates specified therein and such other information as may be reasonably requested by Administrative Agent with respect to the Borrowing Base Oil and Gas Properties.

6.03	Notices.

Promptly notify Administrative Agent:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrowers or any Subsidiary (ii) any dispute, litigation, investigation, proceeding or suspension between Borrowers or any Subsidiary and any Governmental Authority which could reasonably be expected to result in a judgment (or expressly asserts a claim) against any Borrowers or any Subsidiary in the amount of $100,000 or more; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws which could reasonably be expected to result in a judgment (or expressly asserts a claim) against any Borrowers or any Subsidiary in the amount of $100,000 or more;

(c)           of the occurrence of any ERISA Event; and

(d)           of any material change in accounting policies or financial reporting practices by Borrowers or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrowers setting forth details of the occurrence referred to therein and stating what action Borrowers have taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe in reasonable detail any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities to the extent the failure to pay and discharge such obligations and liabilities could reasonably be expected to have a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrowers, such Subsidiary or Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrowers; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  Use commercial reasonable efforts as a non-operator to (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) cause its tangible property relating to the Borrowing Base Oil and Gas Properties to be maintained in good repair and condition, cause all necessary replacements thereof to be made, and cause such property to be operated in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07        Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty days’ prior notice to Administrative Agent of termination, lapse or cancellation of such insurance.

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business (including continuing its qualification with the Bureau of Ocean Energy Management, Regulation and Enforcement, the Bureau of Land Management and the Bureau of Indian Affairs, if applicable) or property (including the Borrowing Base Oil and Gas Properties), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrowers or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrowers or such Subsidiary, as the case may be.  Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Administrative Agent shall reasonably require.

6.10        Inspection Rights.  Permit representatives and independent contractors of Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and make all financial records and other records relating to the Borrowing Base Oil & Gas Properties available for inspection, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers; provided that, unless an Event of Default exists, no more than one inspection during any calendar year shall be at Borrowers’ expense.  When an Event of Default exists Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and upon reasonable advance notice.

6.11        Use of Proceeds.  Use the proceeds of the Loans for (a) the transaction costs, fees and expenses related to this Agreement and the transactions contemplated hereby, (b) the acquisition, development and exploration of the Borrowing Base Oil and Gas Properties, (c) capital expenditures, (d) general corporate purposes that are of customary, recurring types in the oil and gas exploration and production business and (e) Letters of Credit, in each case, not in contravention of any Law or of any Loan Document.

6.12        Accounts.  Maintain with Administrative Agent all of its primary deposit accounts, cash management and collection and lockbox services.

6.13        Additional Borrowers and New Guarantors.  Notify Administrative Agent at the time that any Business Entity becomes a Subsidiary of any Borrower, and promptly thereafter (and in any event within thirty days), cause such Person (a) at Administrative Agent’s option, in its sole discretion, to either become (i) a Borrower hereunder by executing and delivering to Administrative Agent a counterpart of the Joinder Agreement or such other document as Administrative Agent shall deem appropriate; provided that such other document does not alter or affect Borrowers’ right and obligations hereunder or (ii) a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent and Borrowers shall deem appropriate for such purpose, and (b) deliver to Administrative Agent documents of the types and in substantially the same form as the documents referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Business Entity (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Administrative Agent.

6.14        Collateral Records.  Execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Administrative Agent, from time to time, solely for Administrative Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrowers or any other Loan Party, however, to promptly give Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

6.15        Security Interests.  Defend, and cause each other Loan Party to defend, the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein.  Borrowers shall, and shall cause each other Loan Party to, comply with the requirements of all state and federal laws in order to grant to Administrative Agent valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property being effected by giving Administrative Agent control of such investment property, rather than by the filing of a UCC financing statement with respect to such investment property.  Administrative Agent is hereby authorized by Borrowers to file any UCC financing statements covering the Collateral whether or not Borrowers’ signatures appear thereon.  Borrowers shall, and shall cause each other Loan Party, to do whatever Administrative Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Administrative Agent’s representatives; keeping stock or ownership records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral.  Within fourteen (14) days following the Closing Date, Borrowers shall release, or cause the release of, the Lien described in Section 7.01(j).

6.16        Title Defects.  Cure any title defects to the Borrowing Base Oil and Gas Properties material in value, in the reasonable opinion of Administrative Agent, within ninety days after receipt of written notice thereof from Administrative Agent and, in the event any title defects are not cured in a timely manner, pay all related costs and fees reasonably incurred by Administrative Agent in curing any such title defects.  In the event that Borrowers are unable to cure a title defect, Borrowers shall have the ability to substitute additional collateral; provided that Borrowers’ ability to substitute such collateral is subject to the full satisfaction of Administrative Agent, including, without limitation in full compliance with the requirements described in Section 2.04.  Furthermore, after identification and prior to the cure of any such title defect, Administrative Agent may redetermine the Borrowing Base to reflect the amount of such title defect.

6.17        Maintenance of Tangible Property.  Use commercial reasonable efforts as a non-operator to maintain all of its tangible property relating to the Borrowing Base Oil and Gas Properties in good repair and condition and make all necessary replacements thereof and operate such property in a prudent and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a Material Adverse Effect on any Borrower or the value of any Borrowing Base Oil and Gas Property.

6.18        Inspection of Tangible Assets/Right of Audit.  Permit any authorized representative of Administrative Agent to visit and inspect (at the risk of Administrative Agent) the Borrowing Base Oil and Gas Properties, and/or to audit the books and records of Borrowers or any other Loan Party related to the Borrowing Base Oil and Gas Properties during normal business hours, at the expense of Administrative Agent and during normal business hours following reasonable advance notice.

6.19        Leases.  Keep and continue all Leases comprising the Borrowing Base Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent Borrowers from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from Borrowers’ failure to maintain such production as a reasonably prudent operator.  Subject to the approval by Administrative Agent, Borrowers shall have the right to replace Leases that lapse or become impaired.

6.20        Operation of Borrowing Base Oil and Gas Properties.  Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrowing Base Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a prudent and workmanlike manner and in accordance with all Laws of the State in which the Borrowing Base Oil and Gas Properties are situated and the United States of America, as well as all rules, regulations, and Laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Borrowing Base Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating Borrowers in any way with respect to the Borrowing Base Oil and Gas Properties, except for any such non-compliance that could not reasonably be expected to have a Material Adverse Effect; but nothing herein shall be construed to empower Borrowers to bind Administrative Agent or any Bank to any contract obligation, or render Administrative Agent or any Bank in any way responsible or liable for bills or obligations incurred by Borrower.

6.21        Change of Purchasers of Production.  Concurrently with the delivery of (and as part of) the annual Compliance Certificate, and at any other time that Administrative Agent may reasonably request in writing, Borrowers shall notify Administrative Agent in writing of the identity and address of each Person who: (a) has purchased any of Borrowers’ interests in oil and gas produced from the Borrowing Base Oil and Gas Properties during the six calendar months preceding such anniversary of the Closing, or (b) are considered by Borrowers to be potential future purchasers of Borrowers’ interest in oil and gas produced from the Borrowing Base Oil and Gas Properties and, if requested by Administrative Agent, shall provide Administrative Agent with Transfer Order Letters executed by Borrowers and addressed to such purchasers of production.

6.22        Hedging.  Subject to the terms of this Agreement, enter into and maintain at all times during the term of this Agreement, Swap Contracts, acceptable to Administrative Agent in its sole discretion, that:

(a)           are with or through an Approved Counterparty;

(b)           cover, in the aggregate, among all such Swap Contracts, (i) with regard to oil and gas production, not more than eighty-five percent (85%) and not less than fifty percent (50%) of the Proved Developed Producing Reserves that are (y) attributable to Borrowers' interest in the Borrowing Base Oil and Gas Properties, as reflected in the most recently delivered Reserve Report pursuant to Section 2.04, and (z) projected by the Administrative Agent to be produced during the term(s) of such Swap Contract(s); provided, however, that such Swap Contracts include minimum strike prices that are equal to or greater than the price assumptions incorporated by Administrative Agent in the calculation of the current Borrowing Base and no such Swap Contracts shall be for a period (A) exceeding three (3) years or such longer period unless consented to in writing by the Administrative Agent and (B) less than two (2) years, and (ii) with regard to interest rates, not more than eighty percent (80%) of Aggregate Outstanding Credit Exposure may be subject to the notional principal amounts under such Swap Contracts;

(c)           provide for the Indebtedness thereunder owed by Borrowers or any of their Subsidiaries to be secured only by the Collateral Documents;

(d)           other than as provided in the Shell Hedge Agreement but subject at all times to Section 6.26, shall not obligate Borrowers or any Subsidiary to any margin call requirements or require the providing of adequate protection; and

(e)           are not for speculative purposes.

6.23        Title and Liens.  Satisfy at all times the requirements set forth in Section 4.02(d) with regard to title and the Liens covering the Borrowing Base Oil and Gas Properties.

6.24        Material Agreements.  Subject to the terms of this Agreement, comply in all material respects with all terms, conditions, or covenants of any Material Agreement in accordance with prudent industry practices.

6.25        Production Reports.  As soon as available and in any event on or before the tenth (10th) day of each month, beginning October 10, 2011, a report certified by a Responsible Officer of Borrowers, in form and content satisfactory to the Administrative Agent prepared by Borrowers covering each of the Borrowing Base Oil and Gas Properties and detailing on a monthly basis (i) the production volumes and sales and associated lease operating statements for the Borrowing Base Oil and Gas Properties containing Proved Reserves, together with a certificate signed by a Responsible Officer of Borrowers as to the truth and accuracy of such analyses in all material respects; (ii) any adverse material changes to any producing reservoir, production equipment, or producing well from the report delivered for the preceding month and (iii) any sales of the Borrowing Base Oil and Gas Properties since the delivery of the report for the preceding month and the effects thereof.

6.26       Post-Closing Hedge Requirement.  Within thirty (30) days of the Closing Date, Borrowers shall have either (a) terminated the Shell Hedge Agreement and liquidated the hedge transactions thereunder but only to the extent Borrowers are in a positive cash position at the time of such termination and liquidation or (b) novated the Shell Hedge Agreement and the hedge transactions thereunder pursuant to a novation agreement between Shell Trading (US) and BP Corporation North America Inc.  At all times prior to the occurrence of (a) or (b) above, Borrowers shall not permit the occurrence of a material adverse event under or with respect to such Shell Hedge Agreement.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Bank shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01       Liens.     Create, incur, assume or suffer to exist, any Lien upon any of its Borrowing Base Oil and Gas Properties, or any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           Liens granted under a Loan Document and securing the Total Obligations;

(b)           Liens existing on the date hereof and listed on Schedule 7.01 hereto and Liens on the same assets in connection with refinancings permitted by Section 7.03(b);

(c)           Liens for taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           operators,’ non-operators,’ vendors,’ carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or which are incident to the exploration, development, operation, and maintenance of the Borrowing Base Oil and Gas Properties, not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)           pledges or deposits in the ordinary course of business or Liens in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)           deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations and other similar encumbrances, defects, irregularities, and deficiencies in title affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing Indebtedness permitted under Section 7.03(d); provided that, (i) such Liens do not at any time encumber any property other than the property sold to the Loan Party by the seller of the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i)           Liens securing Indebtedness permitted under Section 7.03(e); and

(j)           for the fourteen (14) day period following the Closing Date, that certain Lien granted by EnerJex Kansas in favor of Commercial Capital Company, LLC, as more particularly described in that certain UCC Financing Statement recorded with the Nevada Secretary of State on August 28, 2008 at Document Number 2008026811-7.

provided, that Liens described in clauses (b) through (j) above shall not constitute Permitted Liens upon the initiation of any foreclosure proceedings with regard to the property encumbered by such Liens and; provided further, no intention to subordinate the first priority Lien granted in favor of the Administrative Agent is hereby implied or expressed or is to be inferred by the permitted existence of such Permitted Liens.

7.02       Investments; Acquisitions. Make any Investments or acquisitions (including pursuant to the terms of any Material Agreement), except:

(a)           Investments held by Borrowers in the form of cash equivalents or short-term marketable debt securities;

(b)           Investments consisting of a certificate of deposit held by Administrative Agent to support that certain $25,000 letter of credit issued to and in favor of the Texas Railroad Commission;

(c)           advances to officers, directors and employees of any Borrower in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)           subject to the terms hereof, Investments of any Borrowers in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in any Borrower or in another wholly-owned Subsidiary;

(e)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(f)           subject to Administrative Agent’s prior written consent, acquisitions or options to acquire Oil and Gas Properties.

7.03       Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 hereto and refinancings thereof; provided that the principal amount of such Indebtedness may not be increased at any time;

(c)           Indebtedness of Borrowers arising under Permitted Swap Contracts;

(d)           Indebtedness in respect of capital leases and purchase money obligations for fixed assets within the limitations set out in Section 7.01(h); provided that, the aggregate amount of all such Indebtedness at any one time outstanding may not exceed $100,000; and

(e)           Indebtedness associated with bonds, surety obligations or sinking funds required by any Governmental Authority or operators in connection with the operation of the Borrowing Base Oil and Gas Properties; and

(f)           Indebtedness in an aggregate amount not to exceed $100,000 at any time owed by Loan Parties to other Loan Parties to the extent such Indebtedness is unsecured and no payments of principal or interest thereunder are made without the consent of the Required Banks.

7.04       Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or permit a Change of Control to occur with regard to any Loan Party; provided that, with the Administrative Agent’s prior written consent (not to be unreasonably withheld), Loan Parties may merge or consolidate with and into other Loan Parties, so long as a Borrower is the surviving entity resulting from any merger or consolidation involving such Borrower.

7.05       Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except for the following:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of, in one or any series of related transactions (including pursuant to any Material Agreement), any portion of the Borrowing Base Oil and Gas Properties, whether now owned or hereafter acquired, including transfers to Affiliates, which, in the aggregate, do not exceed $250,000 during any period beginning on the date of Administrative Agent’s written notice to Borrowers pursuant to Section 2.04 of a Borrowing Base redetermination (including the most recent redetermination under the Existing Loan Agreement) and ending on the date of the next such written notice from Administrative Agent to Borrowers;

(c)           Dispositions of Hydrocarbons in the ordinary course of business;

(d)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; and

(e)           Dispositions of property by any Borrower or Subsidiary to any Borrower or to a wholly-owned Subsidiary, provided that, if the transferor of such property is a Borrower or a Guarantor, the transferee thereof must either be a Borrower or a Guarantor and each such party has contemporaneously therewith executed and delivered all Collateral Documents requested by Administrative Agent.

provided that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

7.06       Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that if no Default or Event of Default has occurred both before and after giving effect to the making of such Restricted Payment, Parent may make Restricted Payments to its Series A Preferred Stock holders but only to the extent permitted in the Designation.

7.07       Change in Nature of Business; Material Agreements. (a) Engage in any material line of business substantially different from those lines of businesses is conducted by Borrowers and their Subsidiaries on the date hereof or reasonably related lines of businesses or (b) without the prior written consent of the Administrative Agent, amend, restate or otherwise modify any Debt Instrument or Material Agreements so as to (i) release, qualify, limit, make contingent or otherwise adversely affect the rights and benefits of the Administrative Agent or any Bank under or acquired pursuant to any Loan Document or (ii) otherwise conflict with any other specific provision in this Agreement or any other Loan Document or (c) amend, restate or otherwise modify Borrowers’ Governing Documentation.

7.08       Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrowers or such Subsidiary as would be obtainable by Borrowers or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except employment agreements with Borrowers’ officers and directors on terms approved by the applicable Governing Body.

7.09       Margin Regulations.  (a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) take any action which might cause any of the Loan Documents to violate Regulations D, T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Loan or Letters of Credit to purchase or carry any margin stock in violation of Regulations D, T, U or X.

7.10       Pooling or Unitization.  Voluntarily pool or unitize all or any part of the Borrowing Base Oil and Gas Properties where the pooling or unitization would result in any diminution of any Borrower’s net revenue interest in production from the pooled or unitized lands, without Administrative Agent’s prior consent.  Any unitization, pooling or communitization or other action or instrument in violation of this Section 7.10 shall be of no force or effect against Administrative Agent or any Bank.

7.11       Hedging.  Enter into or maintain in effect during the term of this Agreement, Swap Contracts except for Permitted Swap Contracts.

7.12       Financial Covenants

(a)           Current Ratio.  Permit as of September 30, 2011, and as of the last day of each fiscal quarter thereafter, its ratio of Borrowers’ and their Subsidiaries’ consolidated Current Assets plus the Available Amount to Borrowers’ and their Subsidiaries’ to consolidated Current Liabilities (but excluding any Current Liabilities that constitute Obligations), calculated in accordance with the GAAP, to be less than 1.00 to 1.00; provided, however, for purposes of calculating the foregoing ratio, Current Liabilities shall not include the HBS Contingent Liability Amount; provided that Current Liabilities shall include, as and when determined, the HBS Liability Amount but only to the extent such amount or any portion thereof is not subject to a long-term payoff schedule.

(b)           Funded Debt to EBITDAX Ratio. For the quarterly periods ending September 30, 2011 and December 31, 2011, permit the ratio of Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDAX for that preceding quarter to be greater than 4.75:1.00; or for the fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter, permit the ratio of Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDAX for that preceding quarter to be greater than 4.50:1.00.  For the purpose of calculating the foregoing ratio, EBITDAX will be annualized by: (i) multiplying by 4 for the three-month period ending September 30, 2011, (ii) multiplying by 2 for the six-month period ending December 31, 2011, and (iii) multiplying by 1.33 for the nine-month period ending March 31, 2012.  For the twelve-month period ending June 30, 2012, and for each period thereafter, EBITDAX will be calculated based on actual EBITDAX for the previous four fiscal quarters.

(c)           Interest Coverage Ratio.  Permit the ratio of Borrowers’ and their Subsidiaries’ consolidated EBITDAX for each fiscal quarter ending on September 30, 2011 and the last day of each fiscal quarter thereafter to Interest Expense for that quarter to be less than 3.00:1.00.

7.13       Agreements Restricting Liens.

.  (a) Create, incur, assume or permit to exist any contract, agreement, arrangement or understanding (other than this Agreement and the other Loan Documents) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of their assets, whether now owned or hereafter acquired, to secure the Total Obligations or that requires the consent of or notice to other Persons in connection therewith; provided that, the foregoing shall not apply to restrictions and conditions imposed by applicable Law or (b) discount any of its accounts receivable.

7.14       Compliance with ERISA.

(a)           Engage in, or permit any Subsidiary to engage in, any transaction in connection with which any Borrower or any Controlled Group member could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)           Terminate, or permit any Subsidiary to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Borrower or any Controlled Group member to the PBGC;

(c)           Fail to make, or permit any Subsidiary to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable Law, any Borrower or any Controlled Group member is required to pay as contributions thereto;

(d)           Permit to exist, or allow any Subsidiary to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e)           Permit, or allow any Subsidiary to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by any Borrower or any Controlled Group member which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(f)           Assume an obligation to contribute to, or permit any Subsidiary to assume an obligation to contribute to, any Multiemployer Plan;

(g)           Subject to Section 7.06, acquire, or permit any Subsidiary to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA, and in either case, the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, and the withdrawal liability, if assessed, could be expected to result in a Material Adverse Change;

(h)           Incur, or permit any Subsidiary to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i)           Assume an obligation to contribute to, or permit any Subsidiary to assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion without any material liability;

(j)           Amend or permit any Subsidiary to amend, a Plan resulting in an increase in current liability such that any Borrower or any Controlled Group member is required to provide security to such Plan under section 401(a)(29) of the Code; or

(k)           Permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Banks) risk of such a termination by the PBGC of any Plan.

ARTICLE VIII
THE AGENTS

8.01       Authorization and Action. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, as between such Administrative Agent and the Banks, shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, the other Loan Documents or applicable law.

8.02       Administrative Agent’s Reliance, Etc.  NEITHER ANY ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE TO ANY BANK FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (I) WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED BANKS OR (II) IN THE ABSENCE OF ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT NEITHER ADMINISTRATIVE AGENT NOR ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE ANY LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 8.02 RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE).  Without limitation of the generality of the foregoing, Administrative Agent: (i) may treat the payee of each Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrowers or any of their Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents or to inspect the property (including the books and records) of Borrowers and their Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (vii) the provisions of this Section 8.02 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

8.03       Administrative Agent and its Affiliates.  With respect to its Commitment, the Credit Extensions made by it and the Note issued to it as a Bank, Administrative Agent shall have the same rights and powers under this Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not Administrative Agent.  The term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Administrative Agent in its individual capacity.  Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrowers, any of their respective Subsidiaries and any Person who may do business with or own securities of Borrowers, any of its respective Subsidiaries, all as if Administrative Agent were not Administrative Agent and without any duty to account therefor to the Banks.

8.04       Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent and based on the Financial Statements referred to in Section 5.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

8.05       Administrative Agent Indemnity.  Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the other Loan Documents unless indemnified to Administrative Agent’s satisfaction by the Banks against loss, cost, liability and expense.  If any indemnity furnished to Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. IN ADDITION, THE BANKS AGREE TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWERS), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO NOTES ARE AT THE TIME OUTSTANDING, RATABLY ACCORDING TO EITHER (I) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR (II) IF NO COMMITMENTS ARE OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TAKEN OR OMITTED UNDER ARTICLE II OF THIS AGREEMENT); PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  Each Bank agrees, however, that it expressly intends, under this Section 8.05, to indemnify Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from Administrative Agent’s ordinary or contributory negligence.  Without limitation of the foregoing, each Bank agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including reasonable counsel fees) incurred by Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents to the extent that Administrative Agent is not reimbursed for such expenses by Borrowers.  The provisions of this Section 8.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

8.06       Successor Agents. Administrative Agent may resign at any time by giving written notice thereof to the Banks and Borrowers and may be removed as Administrative Agent under this Agreement and the other Loan Documents at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) calendar days after the retiring Administrative Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After any retiring Administrative Agent’s resignation or removal as Administrative Agent hereunder and under the other Loan Documents, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.07       Notice of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless Administrative Agent shall have received notice from a Bank or Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” If Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, Administrative Agent also shall give notice thereof to Borrowers.  The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default as provided in Section 8.01 and Section 8.02.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01       Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Borrowers or any other Loan Party fail to (i) cure any Loan Excess in accordance with Section 2.05, or (ii) pay when and as required to be paid herein, any amount of principal or interest on any Loan, or any L/C Obligation or any fee due hereunder, or within three (3) Business Days after notice from Administrative Agent for any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.22, 6.26 or Article VII; or

(c)           Other Covenants.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after Borrowers receive written notice thereof from Administrative Agent or any event of default occurs and is continuing under any other Loan Document for thirty (30) days after Borrowers receive written notice thereof from Administrative Agent; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered by or on behalf of a Loan Party in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed; or

(e)           Cross-Default.  (i) Borrowers or any other Loan Party (A) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and after any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 or (B) fail to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and, as a result thereof, the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Permitted Swap Contract an Early Termination Date (as defined in such Permitted Swap Contract) resulting from any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Permitted Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Borrower or such Subsidiary as a result thereof is greater than $100,000; or

(f)           Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party (i) one or more final, non-appealable, judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)           ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

(j)           Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or prior to satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any portion of the Collateral intended to be secured thereby ceases to be, or, subject to Section 7.01, is not, valid, perfected and prior to all other Liens or is terminated other than in accordance with the Loan Documents, revoked or declared void; or

(k)           Change of Control.  There occurs any Change of Control with respect to any Loan Party; or

(l)           Material Adverse Effect.  There occurs any event or circumstance that has a Material Adverse Effect.

9.02       Remedies Upon Event of Default.  If any Event of Default occurs, Administrative Agent may take any or all of the following actions:

(a)           declare the commitment of the Banks to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, all L/C Obligations and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers;

(c)           require that Borrowers Cash Collateralize the then-outstanding amount of the L/C Obligations as security for the Total Obligations; and

(d)           exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided that, upon the occurrence of an Event of Default pursuant to Section 9.01(f), the obligation of the Banks to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent.

9.03       Application of Funds.  After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set out in the proviso to Section 9.02), and subject to the terms of any Intercreditor Agreement, any amounts received on account of the Total Obligations shall be applied by Administrative Agent in the following order:

(a)           First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to Administrative Agent under the Loan Documents;

(b)           Second, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees on the Loans and L/C Advances;

(c)           Third, pari passu to payment (i) of that portion of the Obligations constituting unpaid principal of the Loans and L/C Advances and to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and (ii) of the Approved Counterparty Swap Obligations under any Permitted Swap Contract;

(d)           Last, the balance, if any, after all of the Total Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

Subject to Section 2.03(e), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (c) above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Total Obligations, if any, in the order set out above.

ARTICLE X
MISCELLANEOUS

10.01     Amendments, Etc.  Subject to Section 10.18, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by Administrative Agent, the Required Banks and Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02     Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent pursuant to Article II shall not be effective until actually received by Administrative Agent.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.  Notwithstanding anything to the contrary under this Agreement, any provision relating to any notices, requests and other communications to be made by Administrative Agent to any Borrower shall only be required to be made to Parent, and Administrative Agent shall only be required to rely on notices, requests and other communications from Parent on behalf of itself and the other Borrowers and not from any other Borrower.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Banks and Administrative Agent.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)           Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act upon any notices (including telephonic Request for Credit Extension) purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. BORROWERS SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, BANKS AND ATTORNEYS-IN-FACT FROM ALL LOSSES, COSTS, EXPENSES AND LIABILITIES RESULTING FROM THE RELIANCE BY SUCH PERSON ON EACH SUCH REQUEST PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWERS.  All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03     No Waiver; Cumulative Remedies.  No failure by Administrative Agent or any Bank to exercise, and no delay by Administrative Agent or any Bank in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04     Attorney Costs and Expenses. Borrowers agree (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of Administrative Agent, the L/C Issuer and the Banks.  The foregoing costs and expenses shall include all search, filing, recording, and fees and taxes related thereto, and other reasonable out-of-pocket expenses related thereto incurred by Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by Administrative Agent in connection therewith.  The agreements in this Section shall survive the termination of the Commitment and repayment of all other Obligations.

10.05     Indemnification by Borrowers.  WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BORROWERS SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, BANKS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS OF SUCH INDEMNITEE) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED BY OR ON BEHALF OF A LOAN PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY BORROWERS OR ANY OTHER LOAN PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWERS OR ANY OTHER LOAN PARTY, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  NO INDEMNITEE SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING, DIRECTLY OR INDIRECTLY, TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THE COMMITMENT AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS. ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR.

10.06     Payments Set Aside.  To the extent that any payment by or on behalf of Borrowers is made to a Bank, or a Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

10.07     Successors and Assigns; Participation; Purchasing Banks.

(a)           Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrowers, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.  Borrowers may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Banks.

(b)           Each Bank may, without the consent of, but with notice to, Borrowers, sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Notes held by it); provided, however, that (i) the selling Bank’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents, (iv) the selling Bank shall remain the holder of its Note(s) for all purposes of this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce to the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any regularly scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.  Borrowers agree that each participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Bank.  A participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than a Bank would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent.

(c)           With the prior written consent of Borrowers and the Administrative Agent, each Bank may assign to one or more banks or other financial institutions (a “Purchasing Bank”), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such Bank must first offer to Administrative Agent the right to purchase such interests, rights and obligations as a Purchasing Bank before any such Bank offers or agrees to assign such rights to another Bank, or any other bank or entity, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, (iii) after giving effect to such assignment, the Purchasing Bank’s Commitment must be at least $5,000,000 (either solely as the result of such assignment or as the result of multiple assignments from two or more assigning Banks), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent a Commitment Transfer Supplement together with any Notes subject to such Commitment Transfer Supplement, (v) the assigning Bank shall pay to Administrative Agent an assignment fee of $3,500, (vi) an assigning Bank shall not assign a portion of such Bank’s Commitment in an amount less than an amount equal to the lesser of such Bank’s Commitment hereunder and $2,500,000 and (vii) if the assigning Bank has retained any Commitment hereunder, such assigning Bank’s Commitment shall be at least $5,000,000 after giving effect to such assignment.  Upon such execution and delivery, from and after the effective date specified in each Commitment Transfer Supplement, which effective date shall be at least five Business Days after the execution thereof (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such assignment, shall have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of a Commitment Transfer Supplement covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto).  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Percentage Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents.  Notwithstanding anything to the contrary in this Section 10.07 or in the form of Commitment Transfer Supplement, the Borrowers’ approval of the transfer from any Bank to any Purchasing Bank of all or a portion of the assigning Bank’s interests, rights and obligations under this Agreement and the other Loan Documents shall not be necessary at any time following the Closing Date.

(d)           The Administrative Agent shall maintain at its office a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment Amount of, and principal amount of the Loans owing to, each Bank from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of a Commitment Transfer Supplement executed by an assigning Bank and a Purchasing Bank together with any Notes subject to such Commitment Transfer Supplement and the written consent of Borrowers, if required, and Administrative Agent to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and Borrowers.  Within five (5) Business Days after receipt of such notice, Borrowers shall, at their own expense, execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, replacement Notes dated as of the effective date of such surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the assigning Bank has retained any Commitment hereunder, replacement Notes dated as of the effective date of the surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of the assigning Bank in an amount equal to the Commitment of such assigning Bank retained by it hereunder.  Such replacement Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes.  Contemporaneously with the delivery of the replacement Notes, the canceled Notes shall be returned to Borrowers marked “Replaced.”

(f)           Each Bank, L/C Issuer and Administrative Agent agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Banks and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Bank, (iii) to regulatory officials, (iv) to any Person as such Bank, L/C Issuer or Administrative Agent reasonably believes it is compelled to disclose to  pursuant to law, regulation, or legal process, (v) to any Person in connection with any legal proceeding with respect to the Loans, Loan Documents or transaction contemplated thereby to which such Bank is a party, (vi) to such Bank’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by this Section; provided, with respect to clauses (i), (ii) and (vi), that such Persons are informed of the confidential nature thereof and instructed to keep such information confidential.  Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrowers or any other Subsidiary of Borrowers furnished to such Bank by or on behalf of Borrowers or any other Subsidiary of Borrowers; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrowers and any of its Subsidiaries received from such Bank to the same extent as required by this Section.

(g)           Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

(h)           Notwithstanding anything to the contrary contained herein, if at any time Administrative Agent assigns all of its Commitment and Loans, Administrative Agent may, upon thirty days’ notice to Borrowers and Banks, resign in its capacity as L/C Issuer, if Administrative Agent is also the L/C Issuer at such time.  In the event of any such resignation as L/C Issuer, Borrowers shall be entitled to appoint from among Banks a successor L/C Issuer hereunder; provided that, no failure by Borrowers to appoint any such successor shall affect the resignation of Administrative Agent as L/C Issuer, as the case may be.  If Administrative Agent resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Banks to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03.

10.08     Set-off.  In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without prior notice to Borrowers or any other Loan Party, any such notice being waived by Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Bank hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not any such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each such Bank agrees to notify Borrowers after any such set-off and application made by any such Bank; provided that, the failure to give such notice shall not affect the validity of such set-off and application.  This Section 10.08 is subject to the provisions of Section 2.13.

10.09     Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged, or received by any Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11     INTEGRATION; FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON SUCH SUBJECT MATTER.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THOSE OF ANY OTHER LOAN DOCUMENT, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL; PROVIDED THAT THE INCLUSION OF SUPPLEMENTAL RIGHTS OR REMEDIES IN FAVOR OF ADMINISTRATIVE AGENT OR ANY BANK IN ANY OTHER LOAN DOCUMENT SHALL NOT BE DEEMED A CONFLICT WITH THIS AGREEMENT.  EACH LOAN DOCUMENT WAS DRAFTED WITH THE JOINT PARTICIPATION OF THE RESPECTIVE PARTIES THERETO AND SHALL BE CONSTRUED NEITHER AGAINST NOR IN FAVOR OF ANY PARTY, BUT RATHER IN ACCORDANCE WITH THE FAIR MEANING THEREOF.

10.12     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Banks, regardless of any investigation made by the Banks or on their behalf and notwithstanding that such Bank may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.13     Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14     Governing Law; Submission to Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HOUSTON OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ADMINISTRATIVE AGENT, BORROWERS AND THE BANKS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.15     DISPUTE RESOLUTION; WAIVER OF JURY TRIAL; CLASS ACTION WAIVER; ARBITRATION; RELIANCE; DAMAGES.

(a)           DISPUTE RESOLUTION.  THIS SECTION CONTAINS A JURY WAIVER, ARBITRATION CLAUSE, AND A CLASS ACTION WAIVER.  READ IT CAREFULLY.

THIS DISPUTE RESOLUTION PROVISION SHALL SUPERSEDE AND REPLACE ANY PRIOR “JURY WAIVER,” “JUDICIAL REFERENCE,” “CLASS ACTION WAIVER,” “ARBITRATION,” “DISPUTE RESOLUTION,” OR SIMILAR ALTERNATIVE DISPUTE AGREEMENT OR PROVISION BETWEEN OR AMONG THE PARTIES.

(b)           JURY TRIAL WAIVER; CLASS ACTION WAIVER.  AS PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS “DISPUTE” IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY.  IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN 30 DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (“ARBITRATION ORDER”).  IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(c)           ARBITRATION.  IF A CLAIM, DISPUTE, OR CONTROVERSY ARISES WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY RELATED AGREEMENTS, OR ANY OTHER AGREEMENT OR BUSINESS RELATIONSHIP WHETHER OR NOT RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT (ALL OF THE FOREGOING, A “DISPUTE”), AND ONLY IF A JURY TRIAL WAIVER IS NOT PERMITTED BY APPLICABLE LAW OR RULING BY A COURT, EITHER PARTY MAY REQUIRE THAT THE DISPUTE BE RESOLVED BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR.  BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL, AS WELL AS OTHER RIGHTS THAT PARTY WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.

ARBITRATION SHALL BE COMMENCED BY FILING A PETITION WITH, AND IN ACCORDANCE WITH THE APPLICABLE ARBITRATION RULES OF, JAMS OR NATIONAL ARBITRATION FORUM (“ADMINISTRATOR”) AS SELECTED BY THE INITIATING PARTY.  IF THE PARTIES AGREE, ARBITRATION MAY BE COMMENCED BY APPOINTMENT OF A LICENSED ATTORNEY WHO IS SELECTED BY THE PARTIES AND WHO AGREES TO CONDUCT THE ARBITRATION WITHOUT AN ADMINISTRATOR.  DISPUTES INCLUDE MATTERS (I) RELATING TO A DEPOSIT ACCOUNT, APPLICATION FOR OR DENIAL OF CREDIT, ENFORCEMENT OF ANY OF THE OBLIGATIONS EITHER PARTY HAS TO THE OTHER, COMPLIANCE WITH APPLICABLE LAWS AND/OR REGULATIONS, PERFORMANCE OR SERVICES PROVIDED UNDER ANY AGREEMENT BY ANY PARTY, (II) BASED ON OR ARISING FROM AN ALLEGED TORT, OR (III) INVOLVING EITHER PARTY’S EMPLOYEES, AGENTS, AFFILIATES, OR ASSIGNS. HOWEVER, DISPUTES DO NOT INCLUDE THE VALIDITY, ENFORCEABILITY, MEANING, OR SCOPE OF THIS ARBITRATION PROVISION AND SUCH MATTERS MAY BE DETERMINED ONLY BY A COURT.  IF A THIRD PARTY IS A PARTY TO A DISPUTE, EACH PARTY CONSENTS TO INCLUDING THE THIRD PARTY IN THE ARBITRATION PROCEEDING FOR RESOLVING THE DISPUTE WITH THE THIRD PARTY.  VENUE FOR THE ARBITRATION PROCEEDING SHALL BE AT A LOCATION DETERMINED BY MUTUAL AGREEMENT OF THE PARTIES OR, IF NO AGREEMENT, IN THE CITY AND STATE WHERE LENDER OR THE BANK IS HEADQUARTERED.

If a court orders arbitration of a Dispute, the party to the Dispute that did not seek the Arbitration Order shall commence arbitration.  The party that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration.  The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) render a decision and any award applying applicable law; (iii) give effect to any limitations period in determining any Dispute or defense; (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases; and (vi) apply the law of the state specified in the agreement giving rise to the Dispute.  Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession.  The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators.  To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute.  A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding.  On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator.  Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.  This arbitration provision shall survive any termination, amendment, or expiration of this Agreement.  If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(d)           RELIANCE.  Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

(e)           DAMAGES. BORROWERS, EACH LOAN PARTY AND BANK, EACH PARTICIPANT, AND EACH SWAP COUNTERPARTY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION AGAINST ANOTHER PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

10.16     USA Patriot Act Notice.  The Banks hereby notify the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Banks to identify the Borrowers in accordance with the USA Patriot Act.

10.17     Time of the Essence.  Time is of the essence of the Loan Documents.

10.18     Amendments or Modifications.  Subject to the provisions of this Section, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding, deleting or otherwise modifying any provisions of the Loan Documents or changing in any manner the rights of the Banks or the Borrower hereunder or waiving any Event of Default hereunder or consenting to any departure of a Loan Party therefrom; provided, however, that:

(a)           no such supplemental agreement shall, without the consent of all of the Banks, and, to the extent provided in any Intercreditor Agreement, the Approved Counterparty:

(i)           Extend the final maturity of any Loan or extend the expiry date of any Letter of Credit beyond the Letter of Credit Expiration Date, postpone any regularly scheduled payment of principal of any Loan, forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the amount of any L/C Obligation or fees thereon.

(ii)           Reduce the percentage specified in the definition of Required Banks.

(iii)           Extend the Letter of Credit Expiration Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.05, or increase the Aggregate Commitment Amount or the Commitment of any Bank hereunder, or permit the Borrowers to assign their rights under this Agreement.

(iv)           Amend the requirement that the Borrowing Base may be increased or reaffirmed only with the consent of all Banks.

(v)           Release any Guarantor of any Loan or, except as provided in the Collateral Documents, release all or substantially all of the Borrowing Base Oil and Gas Properties.

(vi)           Amend this Section 10.18.

(b)           No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

(c)           If, in connection with any proposed amendment, modification, waiver or consent (a “Proposed Change”) requiring the consent of all Banks but only the consent of Required Banks is obtained (any such Bank whose consent is not obtained, a “Non-Consenting Bank”), then, upon notice to such Non-Consenting Banks and Administrative Agent, Borrowers may require such Non-Consenting Banks to sell and assign all of their interests, rights and obligations under this Agreement and the other Loan Documents to one or more Persons reasonably acceptable to Borrowers (after all of the consenting Banks have declined to acquire such additional interests, rights and obligations or portion thereof), with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that such Non-Consenting Banks shall have received payment of an amount equal to the outstanding principal amount of their respective Loans and all accrued interest, fees and other amounts payable with respect thereto through the date of sale.  Such sale and assignment shall be consummated pursuant to executed Commitment Transfer Supplements pursuant to and in accordance with Section 10.07(c).

(d)           Subject to the terms of any Intercreditor Agreement, Banks hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (x) on the date that the Commitments hereunder have been terminated and all Obligations have been paid and discharged in full, or (y) constituting property being sold or disposed of by any Loan Party in compliance with the provisions of this Agreement or any other Loan Document.

10.19     Amendment and Restatement.  The parties hereto agree that this Agreement amends, rearranges and restates the Existing Loan Agreement in its entirety, and shall thereafter be evidenced and governed by the terms of this Agreement.  The Borrowers agree that according to their terms, Borrowers’ obligations (and the Liens granted by the Borrowers) under the Existing Collateral Documents (as amended and restated in connection herewith) to which they are a party will continue in full force and effect to secure the Total Obligations.

10.20     Controlling Provision Upon Conflict.  Except as may be expressly provided otherwise in this Agreement, in the event of a conflict between the provisions of this Agreement and those of any other Loan Document or any other instrument referred to in this Agreement or executed in connection with this Agreement, the provisions of this Agreement shall control.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above.

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

DD ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

as Borrowers

Signature Page to Credit Agreement

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent and a Bank

By:
W. David McCarver IV
Vice President

Signature Page to Credit Agreement

SCHEDULE 1.01

COMMITMENT AMOUNTS
AND AGGREGATE COMMITMENT AMOUNT

Bank	Percentage Share	Commitment Amount	Percentage Share of Letters of Credit under the Letter of Credit Limit
Texas Capital Bank, N.A.	100.0%	$50,000,000	100.0%
Aggregate Commitment Amount:		$50,000,000

Schedule 1.01

SCHEDULE 5.06

LITIGATION

None.

Schedule 5.06

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

Schedule 5.09

SCHEDULE 5.13

SUBSIDIARIES

Subsidiaries of EnerJex Resources, Inc.

1.	EnerJex Kansas, Inc.
2.	DD Energy, Inc.
3.	Working Interest, LLC
4.	Black Sable Energy, LLC

Subsidiaries of EnerJex Kansas, Inc.

None.

Subsidiaries of DD Energy, Inc.

None.

Subsidiaries of Working Interest, LLC

None.

Subsidiaries of Black Sable Energy, LLC

None.

Schedule 5.13

SCHEDULE 5.19

OIL AND GAS CONTRACTS

1.	Letter Agreement with Shell Trading (US) Company dated April 1, 2008.

Schedule 5.19

SCHEDULE 5.21

PURCHASERS OF PRODUCTION

1.	For Kansas Production:

Coffeyville Resources, LLC
A CVR Energy Company
10 E. Cambridge Circle, Ste. 250
Kansas City, KS 66103
(913) 982-0499

2.	For Kansas Production:

Pacer Energy Marketing, LLC
P.O. Box 4470
Tulsa, OK 74159-0470
(800) 444-9728

3.	For Texas Production:

Shell Trading (US) Company
P.O. Box 4604
Houston, TX 77210-4604

Schedule 5.21

SCHEDULE 5.22

SWAP CONTRACTS

I.
ISDA 1992 Master Agreement dated as of July 3, 2008, by and among Parent, EnerJex Kansas and DD Energy and BP Corporation North America Inc., as Approved Counterparty, together with the schedules, annexes and exhibits attached thereto and each relevant transaction confirmation thereunder to the extent such parties have disclosed the material terms thereof to Administrative Agent.

II.
From time to time after the Closing Date and during the term of this Agreement, Borrowers agree to enter into Swap Contracts and transactions thereunder, which are permitted under the terms of this Agreement.

Schedule 5.22

SCHEDULE 5.24

MATERIAL AGREEMENTS; DEBT INSTRUMENTS

1.
Option and Joint Development Agreement, as amended, dated August 11, 2011 among EnerJex Resources, MorMeg, LLC and Haas Petroleum, LLC and the Joint Operating Agreement associated therewith, as amended.

2.	Joint Development Agreement, as amended, dated December 31, 2010 among EnerJex Resources, Haas Petroleum and Mormeg, LLC and the Joint Operating Agreement associated therewith, as amended.

3.	Participation Agreement, as amended, dated January 1, 2010 among Black Sable Energy and various other participants and the Joint Operating Agreement associated therewith, as amended.

4.	Participation Agreement, as amended, dated May 1, 2009 among Black Sable Energy and various other participants and the Joint Operating Agreement associated therewith, as amended.

Schedule 5.24

SCHEDULE 7.01

EXISTING LIENS

1.	Liens securing the Vehicle Notes Payable listed on Schedule 7.03.

Schedule 7.01

SCHEDULE 7.03

EXISTING INDEBTEDNESS

1.	Promissory notes in an aggregate principal amount not exceeding $125,000 incurred for the purchase of vehicles (“Vehicle Notes Payable”).

Schedule 7.03

SCHEDULE 10.02

ADDRESSES FOR NOTICES

ENERJEX RESOURCES, INC.
4040 Broadway, Suite 305
San Antonio, Texas 78209

Attn:	Robert G. Watson, Jr., Chief Executive Officer
Telephone: (210) 451-5545
Electronic Mail: robert.watson@blacksableenergy.com

With copy to:

Reicker, Pfau, Pyle & McRoy LLP
1421 State Street, Suite B
Santa Barbara, CA  93101

Attn:	Michael E. Pfau
Telephone: (805) 966-2440 ext. 444
Facsimile: (805)966-3320
Electronic Mail: mpfau@rppmh.com

TEXAS CAPITAL BANK, N.A.
One Riverway, Suite 2100
Houston, Texas 77056

Attn:	W. David McCarver IV
Telephone: (832) 308-7059
Facsimile: (832) 308-7042
Electronic Mail: david.mccarver@texascapitalbank.com

With a copy to:

PORTER HEDGES LLP
1000 Main St., 36th Floor
Houston, Texas 77002

Attn:	Ephraim del Pozo
Telephone: (713) 226-6660
Facsimile: (713) 226-6260
Electronic Mail: edelpozo@porterhedges.com

Schedule 10.02

SCHEDULE 10.07

COMMITMENT TRANSFER SUPPLEMENT

THIS COMMITMENT TRANSFER SUPPLEMENT (this “Commitment Transfer Supplement”) dated as of the date set forth in Item 1 of Schedule I hereto, is among the Transferor Bank set forth in Item 2 of Schedule I hereto (the “Transferor Bank”), each Purchasing Bank set forth in Item 3 of Schedule 1 (each a “Purchasing Bank”), and TEXAS CAPITAL BANK, N.A., as Administrative Agent for the Banks under, and as defined in, the Credit Agreement described below (in such capacity, the “Administrative Agent”) and is consented to and acknowledged by ENERJEX RESOURCES, INC., ENERJEX KANSAS, INC., DD ENERGY, INC., WORKING INTEREST, LLC and BLACK SABLE ENERGY, LLC (collectively, the “Borrowers”), but only to the extent required under Section 10.07 of the Credit Agreement, defined below.

RECITALS

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 10.07(c) of the Amended and Restated Credit Agreement dated effective as of October 3, 2011, by and among the Borrowers, Transferor Bank and the other Banks party thereto and the Administrative Agent (as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms thereof, the “Credit Agreement”; terms defined therein being used herein as therein defined);

WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

GENERAL TERMS

Section 1.  Upon receipt by the Administrative Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Administrative Agent will transmit to the Borrowers, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a “Transfer Effective Notice”).  Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the “Transfer Effective Date”), which date shall be at least five (5) Business Days following the date of such Transfer Effective Notice.  From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

Schedule 10.07 - 1

Section 2.  At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the “Purchase Price”), of the portion being purchased by such Purchasing Bank (such Purchasing Bank’s “Purchased Percentage”) of the outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes.  Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank’s Purchased Percentage of the Commitment of the Transferor Bank and the presently outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

Section 3.  The Transferor Bank has made arrangements with each Purchasing Bank with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date, and (b) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

Section 4.  (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

(b)           All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

(c)           In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrowers.

Section 5.  On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note.  Within five (5) Business Days after Borrowers’ receipt of notice from Administrative Agent of Administrative Agent’s receipt of this Commitment Transfer Supplement, the Borrowers will deliver to the Administrative Agent, in exchange for the surrendered Note from the Transferor Bank, a new Note for each Purchasing Bank and the Transferor Bank, to the extent the Transferor Bank has retained any of its Commitment, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitment Amounts (as adjusted pursuant to this Commitment Transfer Supplement).  As provided in Section 10.07(e) of the Credit Agreement, each such new Note shall be dated the date of the original Note delivered pursuant to the Credit Agreement (the “Effective Date”).  Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note and will send to the Borrowers the superseded Note of the Transferor Bank, marked “Canceled” or “Replaced” as appropriate.

Schedule 10.07 - 2

Section 6.  Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents in the Transferor Bank’s possession that were delivered to the Administrative Agent on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

Section 7.  Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

Section 8.  By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows:  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any Subsidiary of either of the Borrowers or the performance or observance by the Borrowers or any Subsidiary of either of the Borrowers of any of their respective obligations under the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 6.01(a), the Financial Statements delivered pursuant to Section 6.01(b) if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IV of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

Schedule 10.07 - 3

Section 9.  Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of Section 10.08 of the Credit Agreement.

Section 10.  Schedule II hereto sets forth the revised Commitment Amounts and Percentage Shares of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

SECTION 11.  THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.

Schedule 10.07 - 4

Schedule I to
Commitment Transfer Supplement

COMPLETION OF INFORMATION AND
SIGNATURES FOR COMMITMENT
TRANSFER SUPPLEMENT

Re:
Amended and Restated Credit Agreement dated effective as of October 3, 2011, among EnerJex Resources, Inc., EnerJex Kansas, Inc., DD Energy, Inc., Working Interest, LLC and Black Sable Energy, LLC, the Banks, and Texas Capital Bank, N.A., as Administrative Agent for the Banks thereunder.

Item 1	(Date of Commitment Transfer
	Supplement):	[Insert date of Commitment Transfer Supplement]

Item 2	(Transferor Bank):	[Insert name of Transferor Bank]

Item 3	(Purchasing Bank[s]):	[Insert name[s] of Purchasing Bank[s]]

Item 4	(Signatures of Parties
to Commitment Transfer
	Supplement):	_________________________, as Transferor Bank

By
Title:

_________________________, as Purchasing Bank

By
Title:

_________________________, as Purchasing Bank

By
Title:

_________________________, as Purchasing Bank

 Schedule 10.07 - 5

CONSENTED TO AND ACKNOWLEDGED:

ENERJEX RESOURCES, INC.

By:
Name:
Title:

ENERJEX KANSAS, INC.

By:
Name:
Title:

DD ENERGY, INC.

By:
Name:
Title:

WORKING INTEREST, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

TEXAS CAPITAL BANK, N.A.
as Administrative Agent

By:
Name:
Title:

[Borrowers’ consent only
required to the extent set forth
in Section 10.07 of the Credit
Agreement.]

Schedule 10.07 - 6

ACCEPTED FOR RECORDATION
IN REGISTER:

TEXAS CAPITAL BANK, N.A.
as Administrative Agent

By:
Name:
Title:

Schedule 10.07 - 7

Schedule II to
Commitment Transfer Supplement

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor Bank]
	Revised Commitment Amount:	$______________

	Revised Commitment Percentage:	______________

[Name of Purchasing Bank]

	New Commitment Amount:	$______________

	New Commitment Percentage:	______________

Address for Notices:

[address]

Attention:
Telex:
Answer back:
Telephone:
Telecopier:

Lending Office:

Schedule 10.07 - 8

[Form of Transfer Effective Notice]

Schedule III to
Commitment Transfer Supplement

To:	EnerJex Resources, Inc., EnerJex Kansas, Inc., DD Energy, Inc., Working Interest, LLC and Black Sable Energy, LLC [Insert Name of Transferor Bank and each Purchasing Bank]

The undersigned, as Administrative Agent under the Amended and Restated Credit Agreement dated effective as of October 3, 2011, among EnerJex Resources, Inc., EnerJex Kansas, Inc., DD Energy, Inc., Working Interest, LLC and Black Sable Energy, LLC (collectively, “Borrowers”), the Banks and other financial institutions from time to time parties thereto and Texas Capital Bank, N.A., as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto.  [Note:  attach copy of Schedule I from Commitment Transfer Supplement.]  Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

1.           Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert fifth Business Day following date of Transfer Effective Notice].
2.           Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver its Note to the Administrative Agent on or before the Transfer Effective Date.
3.           Pursuant to such Commitment Transfer Supplement, the Borrowers are required to deliver to the Administrative Agent on or before the fifth (5th) Business Day from its receipt of this notice, in return for the Note surrendered to the Administrative Agent by the Transferor Bank, the following Notes [Describe each Note for Transferor Bank and Purchasing Bank as to principal amount and payee], dated October 3, 2011.
4.           Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

Very truly yours,

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 10.07 - 9

EXHIBIT A

BORROWING BASE OIL AND GAS PROPERTIES

[See following pages]

Borrowing Base Oil and Gas Properties

A - 1

EXHIBIT B

FORM OF REQUEST FOR CREDIT EXTENSION

Date:  ___________, 20__
To:	Texas Capital Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 3, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), between EnerJex Resources, Inc., EnerJex Kansas, Inc., DD Energy, Inc., Working Interest, LLC and Black Sable Energy, LLC (collectively, “Borrowers”), Texas Capital Bank, N.A. (“Administrative Agent”) and the other Banks party thereto.

The undersigned hereby requests (select one):

☐  A Loan                            ☐  A continuation of Loans

1.	On ____________________________ (a Business Day).
2.	In the amount of $ ___________________________.
3.	Unless not permitted under the Credit Agreement, a Eurodollar Loan with an Interest Period of _______ months.
4.	The Loan requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.

ENERJEX RESOURCES, INC.

By:
Name:
Title:

ENERJEX KANSAS, INC.

By:
Name:
Title:

DD ENERGY, INC.

By:
Name:
Title:

Form of Request for Credit Extension

B - 1

WORKING INTEREST, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

Form of Request for Credit Extension

B - 2

EXHIBIT C

FORM OF AMENDED AND RESTATED NOTE

$______________________	October 3, 2011

FOR VALUE RECEIVED, ENERJEX RESOURCES, INC., ENERJEX KANSAS, INC., DD ENERGY, INC., WORKING INTEREST, LLC and BLACK SABLE ENERGY, LLC (collectively, “Borrowers”), jointly and severally, hereby promise to pay to the order of _________________________, or its registered assigns (“Bank”), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of _____ MILLION AND NO/100 DOLLARS ($__________________) or so much thereof as may be outstanding from time to time, pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of even date herewith (as the same may be amended, restated, extended, or supplemented from time to time, the “Agreement”), among Borrowers, Texas Capital Bank, N.A., as Administrative Agent and the Banks party thereto from time to time.  Capitalized terms used but not defined in this Note have the meanings given them in the Agreement.

Borrowers promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to Bank in Dollars in immediately available funds at Bank’s Lending Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set out in the Agreement.

This Note is the “Note” referred to in the Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by Bank shall be evidenced by one or more Loan accounts or records maintained by Bank in the ordinary course of business.  Bank may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

This Note is issued as a renewal, extension and modification of, but not a novation of, or an accord and satisfaction of, that certain promissory note dated July 3, 2008 executed by EnerJex Resources, Inc., EnerJex Kansas, Inc. and DD Energy, Inc. and made payable to the order of Texas Capital Bank, N.A. in the original face amount of $50,000,000.00.

Borrowers, for themselves, and their respective successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Form of Amended and Restated Note

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

DD ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Form of Amended and Restated Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Amended and Restated Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:_________ ,
To:	Texas Capital Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 3, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between EnerJex Resources, Inc., EnerJex Kansas, Inc., DD Energy, Inc., Working Interest, LLC and Black Sable Energy, LLC (collectively, “Borrowers”), and Texas Capital Bank, N.A. (“Administrative Agent”) and the other Banks party thereto.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of Borrowers, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to Administrative Agent on behalf of Borrowers, and that:

[Use following for fiscal year-end financial statements]
1.           Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]
1.           Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrowers ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrowers during the accounting period covered by the attached financial statements.

3.           A review of the activities of Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrowers performed and observed all their Obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them.]

Form of Compliance Certificate

—or—
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of Borrowers contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           The financial covenant analyses and information set out on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6.           Attached hereto as Schedule 3 is a list of purchasers and potential purchasers required by Section 6.21 of the Agreement.  [Insert this section if fiscal year-end financial statements only.]

IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate as of the ____ day of ___________________, 20__.

ENERJEX RESOURCES, INC.

By:
Name:
Title:

ENERJEX KANSAS, INC.

By:
Name:
Title:

DD ENERGY, INC.

By:
Name:
Title:

Form of Compliance Certificate

WORKING INTEREST, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended__________________(“Statement Date”)

SCHEDULE 2
TO THE COMPLIANCE CERTIFICATE
($ IN 000’S)

Form of Compliance Certificate

SCHEDULE 3
TO THE COMPLIANCE CERTIFICATE

Form of Compliance Certificate

EXHIBIT E

COLLATERAL DOCUMENTS

The Collateral Documents securing Borrowers’ Obligations and Indebtedness to Administrative Agent for the benefit of the Banks shall include the following, each in form and content satisfactory to Administrative Agent:

1.           (KANSAS) SECOND AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUES (or such other similarly entitled documents) granting Administrative Agent a first priority security interest in all of EnerJex Kansas’ and DD Energy’s Borrowing Base Oil and Gas Properties, and all products and proceeds thereof.

2.           (KANSAS) AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUES (or such other similarly entitled documents) granting Administrative Agent a first priority security interest in all of Working Interest’s Borrowing Base Oil and Gas Properties, and all products and proceeds thereof.

3.           AMENDED AND RESTATED SECURITY AGREEMENT granting Administrative Agent a first priority security interest in all of Borrowers’ personal property, and all products and proceeds thereof.

4.           FINANCING STATEMENTS in connection with the Collateral Documents described in the preceding paragraphs, in form and number satisfactory to Administrative Agent as it may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

5.           OTHER COLLATERAL DOCUMENTS.  Such other instruments or documents as are necessary or appropriate from time to time, in the opinion of Administrative Agent, to perfect to the satisfaction of Administrative Agent, Administrative Agent’s liens, security interests, and other rights in the Borrowing Base Oil and Gas Properties and in any and all other collateral covered by or described in (or, as evidenced by the Credit Agreement, intended to have been covered by) any of the other Collateral Documents described above.

Collateral Documents

E - 1

EXHIBIT F

FORM OF GUARANTY

Form of Guaranty

F - 1

EXHIBIT G

FORM OF JOINDER AGREEMENT

Form of Joinder Agreement

G - 1